Exhibit 4(xx)

AIRCRAFT MORTGAGE AND SECURITY
AGREEMENT

DATED AS OF DECEMBER __, 2012

AMONG

THE INITIAL GRANTORS LISTED ON THE
SIGNATURE PAGES HERETO

AND

THE ADDITIONAL GRANTORS REFERRED TO HEREIN
AS THE GRANTORS

AND

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
AS SECURITY TRUSTEE

GENERAL ELECTRIC CAPITAL CORPORATION

SENIOR SECURED NOTES DUE AND

- i -

- ii -

Section 8.12.	Table of Contents, Headings, Etc.	54

Section 8.13.	Non-Invasive Provisions; Engine Substitutions; Certain Collateral Related Matters	54

Section 8.14.	Limited Recourse	56

SCHEDULES

Schedule I	Aircraft Objects
Schedule II	List of Trust Agreements
Schedule III	Trade Names
Schedule IV	Location of Grantors
Schedule V	Insurance
Schedule VI	Aircraft Leases

EXHIBITS

Exhibit A-1	Form of Collateral Supplement
Exhibit A-2	Form of Grantor Supplement
Exhibit B	Form of FAA Aircraft Mortgage
Exhibit C	Form of FAA Aircraft Mortgage and Lease Security Assignment
Exhibit D	Form of FAA Lease Security Assignment
Exhibit E-1	Form of Notice of Security Assignment [and Agreement of Quiet Enjoyment]
Exhibit E-2	Form of Lessee Acknowledgment
Exhibit F	Form of Account Control Agreement

- iii -

          THIS AIRCRAFT MORTGAGE AND SECURITY AGREEMENT (this “Agreement”), dated as of December __, 2012, is made among the INITIAL GRANTORS listed on the signature pages hereto (the “Initial Grantors”) and the ADDITIONAL GRANTORS who from time to time become grantors under this Agreement (together with the Initial Grantors, the “Grantors”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as the security trustee (in such capacity, and together with any permitted successor or assign thereto or any permitted replacement thereof, the “Security Trustee”).

PRELIMINARY STATEMENTS:

          (1) GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Issuer (the “Issuer”), The Bank of New York Mellon, as Trustee, and the Security Trustee have entered into the Indenture dated as of December __, 2012 (the “Indenture”), pursuant to which the Issuer will issue the          Secured Notes (as defined below) and          Secured Notes (as defined below).

          (2) The Grantors, being direct or indirect wholly-owned subsidiaries (including Owner Trusts (as defined below)) of the Issuer, on the date hereof, and may from time to time hereafter, wish to grant security for the benefit of the Trustee, the Security Trustee and the Holders of such          Secured Notes (as defined below) and such          Secured Notes (as defined below), all in accordance with and subject to the terms and conditions of this Agreement.

          (3) The Issuer has agreed pursuant to the Indenture, and it is a condition precedent to the issuance of the Secured Notes by the Issuer under the Indenture, that the Grantors enter into this Agreement.

          (4) Each Grantor will derive substantial direct and indirect benefit from the transactions described above.

          (5) Wells Fargo is willing to act as the Security Trustee under this Agreement.

          NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with the Security Trustee for its benefit and the benefit of the other Secured Parties, and the Security Trustee hereby agrees on its own behalf and on behalf of the other Secured Parties, as follows:

ARTICLE I

DEFINITIONS

          Section 1.01. Definitions. Certain Defined Terms. For the purposes of this Agreement, the following terms have the meanings indicated below:

“ Secured Notes” means the % Senior Secured Notes Due and the Floating Rate Senior Secured Notes Due issued by the Issuer pursuant to the Indenture.

“ Secured Notes” means the % Senior Secured Notes Due issued by the Issuer pursuant to the Indenture.

“Account Collateral” has the meaning specified in Section 2.01(d).

“Account Control Agreement” means, if any of the Account Collateral is not held by the Security Trustee as provided in Section 2.07 as determined by any Grantor or the Security Trustee, one or more account control agreements substantially in the form of Exhibit F hereto to be entered into among the applicable Grantor or Grantors, the Security Trustee and the applicable depository/securities intermediary, for the holding of cash Collateral hereunder as and when required to be deposited hereunder.

“Acquisition Agreement” means any agreement to provide warranties or any assignment of warranties in connection with any lease or agreement pursuant to which a Pool Aircraft has been or will be acquired by a Grantor.

“Additional Grantor” has the meaning specified in Section 8.01(b).

“Additional Pool Aircraft” means any Pool Aircraft added to the Designated Pool after the Effective Date pursuant to Sections 2.18(b), (c), (f), (h), (i) and (j).

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, ‘‘control’’ when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms ‘‘controlling’’ and ‘‘controlled’’ have meanings correlative to the foregoing.

“Agreed Currency” has the meaning specified in Section 8.08.

“Agreement” has the meaning specified in the recital of parties to this Agreement.

“Aircraft Collateral” means all Collateral subject to this Agreement.

“Aircraft Documents” means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records in respect of a Pool Aircraft that are Owned by a Grantor and required pursuant to applicable law to be maintained with respect to such Pool Aircraft, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time required to be made pursuant to applicable law, and in each case in whatever form and by whatever means or medium (including microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by the relevant Lessee.

“Aircraft Objects” means, collectively, the Aircraft Objects (as defined in the Protocol) described on Schedule I hereto, as supplemented and amended by each Collateral Supplement or Grantor Supplement.

“Airframe” means, individually, each of the airframes described on Schedule I hereto, as supplemented and amended by each Collateral Supplement or Grantor Supplement.

“Appraisal” means with respect to any Pool Aircraft, a “desk top” appraisal of such Pool Aircraft by a Qualified Appraiser, which appraisal opines as to the Base Value of such Pool Aircraft, assuming that such Pool Aircraft is in “half-time” remaining maintenance condition life.

“Appraised Value” means, with respect to any Pool Aircraft as of any date of determination thereof, the value of such Pool Aircraft as of such date, calculated by taking the lesser of the average and the median of the most recent three Appraisals conducted with respect to such Pool Aircraft.

“Assigned Leases” has the meaning specified in Section 2.01(b).

“Base Value” means, with respect to a Pool Aircraft, the value, expressed in dollars, of such Pool Aircraft, determined on the basis of an open, unrestricted, stable market environment with a reasonable balance of supply and demand and with full consideration of such Pool Aircraft’s “highest and best use”, presuming an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for remarketing.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions are generally authorized or obligated by law or regulation to close in New York City.

“Cape Town Convention” means, collectively, the Convention and the Protocol, together with all regulations and procedures issued in connection therewith, and all other rules, amendments, supplements, modifications, and revisions thereto (in each case using the English language version).

“Cape Town Lease” means (i) any Lease or Intermediate Lease that has been entered into, extended, assigned or novated after March 1, 2006 (or such later date as the Cape Town Convention may be given effect under the law of any applicable jurisdiction) with a Cape Town Lessee and (ii) any Lease or Intermediate Lease that has been entered into, extended, assigned or novated after March 1, 2006 (or such later date as the Cape Town Convention may be given effect under the law of any applicable jurisdiction) with a Lessee that is not a Cape Town Lessee where the related Airframe Aircraft Object leased thereunder pertains to a Pool Aircraft that is registered in a “Contracting State,” provided that a Lease or Intermediate Lease described in this clause (ii) shall constitute a Cape Town Lease only in respect of such Airframe.

“Cape Town Lessee” means a lessee under a Lease that is “situated in” a “Contracting State”.

“Cash Collateral Account” means, collectively, the account defined as such in Section 2.07, and each account described in each applicable Account Control Agreement.

“Chattel Paper Original” has the meaning specified in Section 2.05.

“Collateral Supplement” means a supplement to this Agreement in substantially the form attached as Exhibit A-1 executed and delivered by a Grantor.

“Collateral” has the meaning specified in Section 2.01.

“Convention” means the Convention on International Interests in Mobile Equipment signed in Cape Town, South Africa on November 16, 2001.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debt-to-Collateral Value Ratio” means, as of any date of determination, the ratio of (i) the aggregate principal amount of the Outstanding Secured Notes as of such date of determination (which in the case of any defeasance, shall not include the aggregate principal amount of the defeased series of Secured Notes for which cash and U.S. Government Obligations have been deposited), divided by (ii) the sum of (x) the aggregate Appraised Value of all Pool Aircraft included in the Designated Pool and in compliance with the Express Perfection Requirements as of such date of determination and reflected in the most recent Appraisals delivered pursuant to the Indenture and/or the Security Documents plus (y) the amount of any cash Collateral held in any Cash Collateral Account (which in the case of any defeasance, shall not include the amount of cash and U.S. Government Obligations deposited with respect to the defeased series of Secured Notes).

“Designated Pool” means the pool of aircraft consisting of the Pool Aircraft Owned by a Grantor on the Effective Date and listed on Schedule I hereto, and thereafter as amended, restated or supplemented from time to time pursuant to Sections 2.15, 2.18 and/or 8.01.

“Effective Date” means the date of initial issuance of the Secured Notes.

“Eligible Institution” means (a) Wells Fargo in its capacity as the Security Trustee or Securities Intermediary under this Agreement; (b) any bank or other financial institution not organized under the laws of the United States so long as it has either (i) a long-term unsecured debt rating of A or better by Standard & Poor’s and A2 or better by Moody’s or (ii) a short-term unsecured debt rating of A-1+ by Standard & Poor’s and P-1 or better by Moody’s; or (c) any bank or other financial institution organized under the laws of the United States or any state thereof, or the District of Columbia (or any branch of a foreign bank licensed under any such laws), so long as it (i) has either (A) a long-term unsecured debt rating of A (or the equivalent) or better by each of Standard & Poor’s and Moody’s or (B) a short-term unsecured debt rating of A-l+ by Standard & Poor’s and P-1 by Moody’s and (ii) can act as a securities intermediary under the UCC.

“Eligible Lease” means a lease (other than an Intermediate Lease) of a Pool Aircraft containing terms and conditions and otherwise in a form consistent with Leasing Company Practice with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant lessee (including operating experience), the age and condition of such Pool Aircraft and the jurisdiction in which such Pool Aircraft will be operated or registered.

“Eligible Person” means, subject to the Local Requirements Exception, any direct or indirect wholly-owned Subsidiary of the Issuer, including any Owner Trust.

“Enforcement Event” is in existence and continuing at any particular time of determination if either:

(a)

at such time both an Event of Default shall have occurred and be continuing and all of the series of Secured Notes shall have been accelerated, provided that any Enforcement Event arising under this clause (a) shall cease to be in existence and continuing if such acceleration shall have been rescinded as provided in the Indenture or if the principal amount of the Secured Notes and all accrued and unpaid interest thereon, and any related premium, if any, on such Secured Notes shall be paid in full; or

(b)

at such time an Event of Default shall have occurred and be continuing resulting from any failure to pay the principal amount of and premium, if any, on the Secured Notes of any series, and related accrued and unpaid interest, upon the Maturity of such series.

“Engine” means, individually, each of the aircraft engines described on Schedule I hereto, as supplemented and amended by each Collateral Supplement or Grantor Supplement.

“Event of Default” means any Event of Default (as defined in the Indenture) with respect to the Secured Notes.

“Event of Loss” means with respect to any Pool Aircraft (a) if the same is subject to a Lease, a “Total Loss,” “Casualty Occurrence” or “Event of Loss” or the like (in each case, however so defined in such Lease) and receipt by the applicable Grantor (or any Affiliate thereof) of payment from the Lessee in the amount required under such Lease; or (b) if the same is not subject to a Lease, (i) its actual, constructive, compromised, arranged or agreed total loss, (ii) its destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever, (iii) requisition for title, confiscation, forfeiture or any compulsory acquisition or seizure or requisition for hire (other than a confiscation, compulsory acquisition or seizure or requisition for hire for a consecutive period not exceeding 180 days) by or under the order of any government (whether civil, military or de facto) or public or local authority in each case other than by the United States or (iv) its hijacking, theft or disappearance, resulting in loss of possession by the owner or operator thereof for a period of 180 consecutive days or longer. An Event of Loss with respect to any Pool Aircraft shall be deemed to occur on the date on which such Event of Loss is deemed pursuant to the relevant Lease to have occurred and payment from the Lessee in the amount required under such Lease has been received by the applicable Grantor (or any Affiliate thereof) or, if such Lease does not so deem or if the relevant Pool Aircraft is not subject to a Lease, (A) in the case of an actual total loss or destruction, damage beyond repair or being rendered permanently unfit, the date on which such loss, destruction, damage or rendering occurs (or, if the date of loss or destruction is not known, the date on which the relevant Pool Aircraft was last heard of); (B) in the case of a constructive, compromised, arranged or agreed total loss, the earlier of (1) the date 30 days after the date on which notice claiming such total loss is issued to the insurers or brokers and (2) the date on which such loss is agreed or compromised by the insurers; (C) in the case of requisition of title, confiscation, restraint, detention, forfeiture, compulsory acquisition or seizure, the date on which the same takes effect; (D) in the case of a requisition for hire, the expiration of a period of 180 days from the date on which such requisition commenced (or, if earlier, the date upon which insurers make payment on the basis of such requisition); or (E) in the case of clause (iv) above, the final day of the period of 180 consecutive days referred to therein.

“Excluded Property” shall mean (a) proceeds of public liability insurance (or indemnities in lieu thereof from any Governmental Authority or other Person (including the Manufacturer, the Lessee and any sublessee of the Lessee)) paid or payable as a result of insurance claims made, or losses suffered, by any Grantor or the Issuer or their Affiliates, (b) proceeds of insurance maintained by any Grantor or the Issuer or their Affiliates for its or their own account or benefit (whether directly or through a Grantor) and not required by this Agreement and proceeds of insurance in excess of the amounts required hereunder, (c) the proceeds of any requisition for hire not required to be paid to the Security Trustee, (d) any general, Tax or other indemnity payments, expenses, reimbursements and similar payments and interest in respect thereof paid or payable in favor of any Grantor or the Issuer or their Affiliates or their respective successors or assigns, officers, directors, employees, agents, managers and servants, including any such payments pursuant to any Assigned Lease or sublease, (e) (i) any security interest or other Lien held by a Grantor, the Issuer or any of its Affiliates (or any agent or trustee therefor) in any assets of a Lessee (including the security assignment of any sublease) or any sublessee thereof or of any of their Affiliates (other than the Security Deposit under an Assigned Lease, or a letter of credit constituting a Related Collateral Document in lieu thereof), and the agreements evidencing the same, and (ii) any other credit support of any nature provided to or for the benefit of any Grantor or the Issuer or any of their Affiliates (other than a guarantee constituting a Related Collateral Document in respect of an Assigned Lease), and the agreements evidencing the same, (f) any interest that pursuant to an Assigned Lease or otherwise may from time to time accrue in respect of any of the amounts described in clauses (a) through (d) above, (g) all tax indemnity agreements, residual agreements, supplemental residual agreements, deficiency agreements, supplemental deficiency agreements, contracts with respect to third party service providers and Acquisition Agreements and all rights and payments and performance thereunder, (h) all rights to enforce, and to the proceeds from the enforcement of any right to enforce, the payment and performance of any amount or document described in clauses (a) to (g) above or any Lien on assets or credit support described above, and (i) any right to exercise any election, option or right or make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case, only to the extent relating to, any Excluded Property.

“Express Perfection Requirements” means (a) with respect to each Pool Aircraft and the related Assigned Leases, the Required Cape Town Registrations pursuant to Section 2.08(c) of this Agreement, UCC Financing Statement filings, the execution and delivery to each Lessee of a Lessee Notice and the exercise of commercially reasonable efforts to procure, as promptly as practicable, a Lessee Acknowledgment; provided, however, that if a Lessee Acknowledgment with respect to a Lease of an Initial Pool Aircraft pursuant to which the leasing of such Pool Aircraft is in effect on the Effective Date cannot be procured from a Lessee after the exercise of commercially reasonable efforts, then, so long as the Issuer certifies to the Security Trustee that the Lessee received the Lessee Notice and that a lessee acknowledgement or consent is not required by the Lessee under the Lease or applicable Law in order for the lessor or the owner of the Pool Aircraft to grant the Lien in such Pool Aircraft or Lease contemplated hereby, such Lessee Acknowledgment shall not be required; provided, further, however, that, in the case of an Additional Pool Aircraft or a Lease of a Pool Aircraft pursuant to which the leasing of the Pool Aircraft thereunder commences after the Effective Date, the Lessee shall deliver the Lessee Acknowledgement therefor within 180 days after such Additional Pool Aircraft is added to the Designated Pool or the commencement of the leasing of such Pool Aircraft in the case of a Lease pursuant to which the leasing of the Pool Aircraft thereunder commences after the Effective Date, as the case may be; (b) with respect to each Pool Aircraft whose country of registration is the United States and the related Assigned Leases, the applicable FAA filings required pursuant to Section 2.08(d) of this Agreement; (c) with respect to each Pool Aircraft registered in any country that has not Ratified the Cape Town Convention, the Issuer has delivered a certificate of an officer of the Issuer to the Security Trustee, in which the Issuer certifies and represents that all actions have been taken (including the execution, delivery, registration and/or filing of any Security Documents and, if so required, related documents governed by the laws of the jurisdiction of registration of such Pool Aircraft, and all other necessary filings and/or recordings on the local aviation or other applicable register or other actions in the jurisdiction of registration of the applicable Pool Aircraft) that are necessary for the security interests under this Agreement in favor of the Security Trustee (for the benefit of the Secured Parties) in the applicable Aircraft Collateral as security for the Secured Obligations, to be recognized under the laws of such jurisdiction of registration, and enforceable in such jurisdiction against the applicable Grantors and creditors of and purchasers from such Grantors, and all such actions have been taken; provided, that, the Grantors may elect not to comply with the requirements of this clause (c) with respect to any Pool Aircraft the Appraised Value in respect of which, when added to the Appraised Value of any other Pool Aircraft as to which the Grantors have made this election, shall not cause the aggregate amount of Appraised Values of all Pool Aircraft as to which the Grantors have made an election under this proviso to exceed 3% of the aggregate Appraised Value under the Appraisals available on the Effective Date; (d) with respect to each Grantor not organized under the laws of the United States or a state thereof, the Issuer has delivered a certificate of an officer of the Issuer to the Security Trustee, in which the Issuer certifies and represents that all actions have been taken (including the execution, delivery, registration and/or filing of any Security Document, and, if so required, related documents governed by the laws of the jurisdiction of organization of such Grantor, and all other necessary filings and/or recording on any applicable registry or other action in the jurisdiction of the organization of the applicable Grantor) that are necessary for the security interests under this Agreement in favor of the Security Trustee (for the benefit of the Secured Parties) in the Collateral in which such Grantor has any right, title or interest as security for the Secured Obligations to be recognized under the laws of such jurisdiction of organization, and enforceable in such jurisdiction against the applicable Grantor and creditors of and purchasers from such Grantor, and all such actions by the Issuer or the applicable Grantor have been taken; and (e) with respect to any Account Collateral, if a Cash Collateral Account is not held by the Security Trustee pursuant to Section 2.07, the execution and delivery of the Account Control Agreement in respect of such Cash Collateral Account and in each case the filing of a UCC Financing Statement naming the applicable Grantor as the debtor and the Security Trustee as the secured party and identifying the Account Collateral as the collateral in the jurisdiction of the location (for purposes of Section 9-307 of the UCC) of such Grantor. The Express Perfection Requirements do not require any actions, filings, registrations or recordings with respect to any subleases of Pool Aircraft or sublease assignments with respect thereto.

“FAA” means the Federal Aviation Administration of the United States of America.

“FAA Aircraft Mortgage and Lease Security Assignment” means an FAA Aircraft Mortgage and Lease Security Assignment with respect to a Pool Aircraft substantially in the form attached as Exhibit C hereto.

“FAA Aircraft Mortgage” means an FAA Aircraft Mortgage with respect to a Pool Aircraft substantially in the form attached as Exhibit B hereto.

“FAA Filings” means the filings with the FAA required pursuant to Section 2.08(d) of this Agreement.

“FAA Lease Security Assignment” means an FAA Lease Security Assignment with respect to an Assigned Lease of a Pool Aircraft in substantially the form attached as Exhibit D hereto.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by the Issuer’s independent public accountants) with the most recent audited consolidated financial statements of the Issuer.

“GECAS” means, collectively, GE Capital Aviation Services LLC, GE Capital Aviation Services Limited, and their successors and assigns.

“Governmental Authority” means the government of the United States, any other nation or any state, locality or political subdivision of the United States or any other nation, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor Supplement” means a supplement to this Agreement in substantially the form attached as Exhibit A-2 executed and delivered by a Grantor.

“Grantors” has the meaning specified in the recital of parties to this Agreement.

“Holder” or “holder of Secured Notes” or other similar terms means the Person in whose name at the time a registered Secured Note is registered on the books of the Issuer kept for that purpose in accordance with the terms of the Indenture.

“Indemnifying Holders” has the meaning set forth in Section 7.02.

“Indenture” has the meaning specified in the preliminary statements of this Agreement.

“Initial Pool Aircraft” means the Pool Aircraft Owned by each Grantor and identified by its Airframe and Engines on Schedule I hereto as of the Effective Date.

“Insurances” means, in relation to each Pool Aircraft, any and all contracts or policies of insurance and reinsurance complying with the provisions of Schedule V hereto or an indemnity from a Governmental Authority as indemnitor, as appropriate, and required to be effected and maintained in accordance with this Agreement.

“Intermediate Lease” means, in respect of any Pool Aircraft, the lease (if any) to be entered into between the Grantor that Owns such Pool Aircraft (as lessor) and an Intermediate Lessee (as lessee).

“Intermediate Lessee” means, in respect of any Lease of a Pool Aircraft, a Person (other than the Grantor that Owns such Pool Aircraft) which, subject to the Local Requirements Exception, is wholly owned, directly or indirectly, by the Issuer and which the Issuer may determine is an Intermediate Lessee in accordance with the provisions of Section 2.18(d).

“International Registry” has the meaning given to it in the Cape Town Convention.

“Ireland” means the Republic of Ireland.

“Issuer” has the meaning specified in the preliminary statements of this Agreement.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lease” means a lease agreement relating to any Pool Aircraft, which is listed on Schedule VI hereto, as such schedule is supplemented or amended (or, if not so supplemented or amended, required to be supplemented or amended) pursuant to the terms hereof from time to time, including to reference a successor or replacement lease agreement, between a Grantor or Intermediate Lessee (each as lessor), and a lessee, in each case together with all schedules, supplements and amendments thereto and each other document, agreement and instrument related thereto (excluding any sublease) that constitutes part of the “lease contract” (as defined in Section 2A-103(l) of the UCC) with respect to such Pool Aircraft, but excluding all Excluded Property.

“Lease Assignment Documents” means, in respect of any Assigned Lease, (a) any agreement providing for the novation thereof to substitute, or the assignment thereof to, a Grantor as the lessor, (b) any agreement or instrument supplemental to this Agreement for the purpose of effecting and/or perfecting the assignment of, and the grant of a Lien upon, such Assigned Lease in favor of the Security Trustee under any applicable law (other than the law of the State of New York), (c) any notice provided to the applicable Lessee of the assignment thereof pursuant to this Agreement and/or such supplement, (d) any acknowledgment of such assignment by such Lessee and (e) any undertaking of quiet enjoyment given by the Security Trustee in respect thereof.

“Lease Collateral” has the meaning specified in Section 2.01(b).

“Leasing Company Practice” means, in relation to a Pool Aircraft and any particular issue or matter, the customary commercial practice of GECAS, having regard to the customary commercial practice that GECAS applies under similar circumstances in respect of other aircraft owned by it or its Affiliates and not subject to this Agreement, as such practice may be required to be adjusted by the requirements of the Indenture, this Agreement and the other Security Documents, including the requirements in respect of Collateral.

“Lessee” means any party to a Lease or Intermediate Lease as lessee thereunder.

“Lessee Acknowledgment” has the meaning set forth in Section 2.16(c)(ii).

“Lessee Notice” has the meaning set forth in Section 2.16(c)(ii).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset (excluding, however, for purposes of clarification, the contract rights of any Person against the Issuer or a Grantor under any credit support, guarantee, indemnity, residual agreement or similar document or instrument, in each case constituting a part of the Excluded Property, whether arising by way of subrogation or otherwise), (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Local Requirements Exception” means an exception for any equity interests of a Grantor or title to a Pool Aircraft to be held by directors, trustees, nominees, conditional vendors or similar persons under similar arrangements in order to meet local nationality or other local requirements regarding registration or ownership of aircraft or to minimize the impact of any Taxes on the applicable Grantor or Lessee.

“Maintenance Rent” means, with respect to any Pool Aircraft, any payments based on usage in respect of such Pool Aircraft (or its engines or other parts) payable by the Lessee and/or sublessee of such Pool Aircraft for the purpose of paying, contributing to, reserving or calculating potential liability in respect of payments for future maintenance and repair of such Pool Aircraft.

“Manufacturer” means the manufacturer of the applicable Airframe or Engine and any successor thereof.

“Maturity” has, when used with respect to any Secured Notes, the meaning given to such term in the Indenture.

“Measurement Period” means each six month period starting on January 1 and July 1 of each year (other than the initial Measurement Period which shall be from the date hereof through June 30, 2013).

“Officer’s Certificate” has the meaning given to such term in the Indenture.

“Outstanding” has, when used with respect to any Secured Notes, the meaning given to such term in the Indenture.

“Own” means, with respect to any Pool Aircraft, to hold title to such Pool Aircraft. The terms “Ownership” and “Owned by” have a correlative meaning.

“Owner Trust” means any contractual or statutory trust, 100% of the beneficial ownership of which trust is held by the Issuer or a Subsidiary of the Issuer (subject to the Local Requirements Exception); moreover, where the context so requires, references to an “Owner Trust” shall be a reference to the owner trustee of such Owner Trust.

“Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a Lessee from a third party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any Airframe or any Engine or removed therefrom and, if the applicable Pool Aircraft or Engine is subject to a Lease, is owned by a Grantor under the terms of such Lease.

“Permitted Liens” means:

(a)

any Lien for Taxes if (i) such Taxes shall not be due and payable, or (ii) such Taxes are being disputed in good faith or contested in good faith by appropriate proceedings and reserves required by GAAP have been made therefor;

(b)

any Lien in respect of any Pool Aircraft for any fees or charges of any airport, air navigation or similar authority arising by statute or operation of law if (i) the payments for such fees or charges are not yet due or payable or (ii) such fees or charges are being disputed in good faith or contested in good faith by appropriate proceedings and reserves required by GAAP have been made therefor;

(c)

in respect of any Pool Aircraft, any repairer’s, carrier’s or hangar keeper’s, warehousemen’s, mechanic’s or materialmen’s Lien or employee and other like Liens arising in the ordinary course of business by operation of law or under customary terms of repair or modification agreements or any engine or parts-

pooling arrangements or other similar Liens if the payment for such Liens (i) is not due and payable or (ii) is not overdue for payment having regard to the relevant trade, in circumstances where no enforcement action against the Pool Aircraft has yet been taken by the relevant holder of the Lien or (iii) is disputed in good faith or contested in good faith by appropriate proceedings and reserves in accordance with GAAP have been made therefor;

(d)	any Lien assigned to or created in favor of the Security Trustee, for the benefit of the Secured Parties pursuant to the Indenture, this Agreement or other Security Documents;

(e)

any Lien affecting any Pool Aircraft (other than a Lien for Taxes) arising out of judgments or awards against the Issuer or any of the Grantors with respect to which at the time the period to file an appeal has not expired or an appeal is being presented in good faith and with respect to which within sixty (60) days thereafter there shall have been secured a stay of execution pending such appeal, and then only for the period of such stay, and reserves required in accordance with GAAP have been made therefor;

(f)	any permitted lien or encumbrance, as defined under any lease or sublease of a Pool Aircraft (other than Liens created by a Grantor except as described in this definition);

(g)

the respective rights of a Grantor and the lessee or any third party that owns or leases equipment installed on a Pool Aircraft under any lease relating to a Pool Aircraft, including any assignment of the relevant warranties relating to a Pool Aircraft (including restrictions on the Grantor’s right to grant a lien on or to transfer the applicable Lease or Pool Aircraft) (and the rights of any sublessee under any sublease relating to such lease) and the documents related thereto;

(h)

rights of insurers (or governmental indemnitors in lieu thereof) under insurance policies (or governmental indemnities in lieu thereof) carried by a Lessee or sublessee, or the customary rights of insurers (or governmental indemnitors in lieu thereof) under insurance policies (or governmental indemnities in lieu thereof) carried by any Grantor, the Issuer or an Affiliate thereof, in respect of a Pool Aircraft;

(i)

the interests of a voting or owner trustee, as applicable, or of an Intermediate Lessee in connection with the relevant Intermediate Lessee, including the interests of any Person in respect of any arrangements under the Local Requirements Exception;

(j)

any Lien bonded against by any Grantor, the Issuer or any Affiliate thereof, any Lessee or sublessee, or other similar third party security (which does not itself result in a Lien on a Pool Aircraft or any part thereof);

(k)	pledges of non-Aircraft Collateral or deposits required under a Lease to secure payment obligations of the applicable Grantor under that Lease;

(l)	any Lease entered into prior to the Effective Date;

(m)	any Eligible Lease or Intermediate Lease;

(n)	any Lien resulting from or constituting any Third Party Event;

(o)

any head lease, lease, conditional sale agreement, purchase or sale agreement or purchase option granted by a Grantor or the Issuer or an Affiliate of either of them as to the leasing, purchase or sale of any Pool Aircraft or part thereof existing on the date such Pool Aircraft becomes such or thereafter granted in accordance with Leasing Company Practice and as to which the leasing, purchase or sale transaction contemplated thereby has not yet been effected; and

(p)

Liens not consensually created or granted by a Grantor or any of its Affiliates not otherwise constituting Permitted Liens under clauses (a) through (o) of this definition so long as the aggregate outstanding amount of the obligations secured thereby in respect of all Pool Aircraft does not exceed $100,000,000 at any one time.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pool Aircraft” means, as of any date, the aircraft consisting of the Initial Pool Aircraft and the Additional Pool Aircraft, listed on Schedule I hereto, as amended, restated or supplemented from time to time pursuant to Sections 2.15, 2.18 and/or 8.01.

“Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Issuer or any one or more of the Grantors (or would accrue but for the operation of applicable Debtor Relief Laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“Protocol” means the Protocol to the Convention on Matters Specific to Aircraft Equipment, as in effect in any applicable jurisdiction from time to time.

“Qualified Appraiser” means, with respect to Appraisals used to calculate the Debt-to-Collateral Value Ratio and with respect to Appraisals for any other purpose under or in connection with the Indenture, this Agreement or the Security Documents, each of AVITAS, Inc., BK Associates, Inc., Morten Beyer & Agnew, Inc. and/or any other nationally recognized independent appraisal firms selected and retained by the Issuer, each of which appraisers is deemed approved by the Trustee under the Indenture.

“Ratify” means ratification by any applicable jurisdiction of the Cape Town Convention. The term “Ratified” has a correlative meaning.

“Received Currency” has the meaning specified in Section 8.08.

“Related Collateral Documents” means, in respect of the Lease of any Pool Aircraft Owned by a Grantor, a letter of credit delivered to such Grantor pursuant to such Lease in lieu of a Security Deposit under such Lease or a third-party or bank guarantee provided to such Grantor pursuant to such Lease, in each case by or on behalf of the Lessee thereunder to secure the obligations of such Lessee solely under such Lease, and in each case to the extent assignable without the consent of a third party, but excluding all Excluded Property.

“Relevant FAA Aircraft Mortgages and Lease Security Assignments” means, collectively, the FAA Aircraft Mortgage and Lease Security Assignments.

“Relevant FAA Aircraft Mortgages” means, collectively, the FAA Aircraft Mortgages.

“Relevant FAA Lease Security Assignments” means, collectively, the FAA Lease Security Assignments.

“Replaced Aircraft” has the meaning set forth in Section 2.18(b).

“Replacement Aircraft” has the meaning set forth in Section 2.18(b).

“Required Cape Town Registrations” has the meaning set forth in Section 2.08(c).

“Requirement of Law” means, as to any Person, any Law applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, each applicable foreign aviation law applicable to such Person or the aircraft owned or operated by it or as to which it has a contractual responsibility.

“Rights” has the meaning set forth in Section 2.06(d).

“Secured Notes” means, collectively, the Secured Notes and the Secured Notes.

“Secured Obligations” means (i) all principal of and premium, if any, on the Secured Notes Outstanding from time to time under the Indenture and all accrued unpaid interest (including Post-Petition Interest) on the Secured Notes Outstanding under the Indenture, (ii) all other amounts now or hereafter payable by the Issuer to the Holders of the Secured Notes or the Trustee under the Indenture, including, without limitation, amounts owing to the Trustee for its fees, expenses, indemnities or other amounts and (iii) any fees, expenses, indemnities or other amounts now or hereafter payable by the Issuer to the Security Trustee under the Security Documents or for acting in its capacity as such pursuant to a separate agreement among such parties, in each case, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

“Secured Party” means (i) the Security Trustee, on behalf of itself, (ii) the Trustee, on behalf of itself, and (iii) the Holders of the Secured Notes from time to time Outstanding.

“Securities Account” means a securities account as defined in Section 8-501(a) of the UCC maintained in the name of the Security Trustee as “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) on the books and records of a Securities Intermediary whose “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) is the State of New York.

“Securities Intermediary” means (i) for purposes of Section 2.07, the Security Trustee and (ii) any “securities intermediary” as defined in 31 C.F.R. Section 357.2 or Section 8-102(a)(14) of the UCC.

“Security Deposit” means any security deposits and any payments made to reinstate security deposits payable by any Lessee under a Lease, in each case to secure the obligations of such Lessee solely under such Lease.

“Security Documents” means this Agreement and each other agreement, supplement, instrument or document executed and delivered pursuant to Section 2.18 or 2.19 to secure any of the Secured Obligations.

“Security Trustee” has the meaning specified in the recital of parties to this Agreement.

“Solvent” means, with respect to any Person, that as of the date of determination, both (i) (a) the sum of such Person’s debts (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Effective Date; and (c) such Person has not incurred and does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Subsidiary” means (i) any corporation of which the Issuer or any Grantor directly or indirectly owns or controls at that time at least a majority of the outstanding stock having under ordinary circumstances (not dependent upon the happening of a contingency) voting power to elect a majority of the board of directors of such corporation or (ii) any other Person (other than a corporation) in which the Issuer or any Grantor directly or indirectly has at least a majority ownership interest and power to direct the policies, management and affairs thereto, including for purposes of the Security Documents, an Owner Trust.

“Tax” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any

Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Party Event” means any act or omission of a Lessee or sublessee or prior lessee or prior sublessee, or of any Person claiming by or through a Lessee or a sublessee or prior lessee or prior sublessee, or of any Person which has possession of any Pool Aircraft, Airframe, Engine or Part for the purpose of repairs, maintenance, modification or storage, or by virtue of any theft, requisition, seizure, or confiscation of any Pool Aircraft, or otherwise (other than seizure or confiscation arising from a breach by the Grantors themselves of Section 2.23), including a Lien or other matter for which a Lessee, sublessee, prior lessee or prior sublessee or any of the foregoing Persons is responsible for or is required to discharge or to indemnify for.

“TIA” means the Trust Indenture Act of 1939, as amended, as it shall be in effect from time to time.

“Trustee” means The Bank of New York Mellon or its successor pursuant to the Indenture.

“UCC Financing Statement” means any financing statement to be filed in any appropriate filing office in any UCC Jurisdiction and that (i) indicates the applicable Collateral by any description which reasonably approximates the description contained in this Agreement or as all applicable assets of the applicable Grantor or words of similar effect, regardless of whether any particular asset comprised in such Collateral falls within the scope of Article 9 of the UCC or other similar provisions of the UCC Jurisdiction, and (ii) contains any other information required by part 5 of Article 9 of the UCC, or by any other applicable provision under the laws of the UCC Jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment.

“UCC Jurisdiction” means any Uniform Commercial Code jurisdiction in which the filing of a UCC Financing Statement is effective to perfect a security interest in the Collateral under this Agreement, or any other Security Document.

“UCC” means the Uniform Commercial Code as in effect on the date of determination in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such perfection or effect of perfection or non-perfection.

“United States” means the United States of America.

“Wells Fargo” has the meaning specified in the recital of parties to this Agreement.

                    (a) Terms Defined in the Cape Town Convention. The following terms shall have the respective meanings ascribed thereto in the Cape Town Convention:

“Administrator”, “Contracting State”, “Contract of Sale”, “International Interest”, “Professional User Entity”, “Prospective International Interest”, “situated in” and “Transacting User Entity”.

                    (b) Terms Defined in the Indenture. For all purposes of this Agreement, all capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to such terms in the Indenture.

          Section 1.02. Construction and Usage. Unless the context otherwise requires:

                    (a) A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

                    (b) The terms “herein”, “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                    (c) Unless otherwise indicated in context, all references to Articles, Sections, Schedules or Exhibits refer to an Article or Section of, or a Schedule or Exhibit to, this Agreement.

                    (d) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.

                    (e) The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

                    (f) References in this Agreement to an agreement or other document (including this Agreement) or a schedule to this Agreement include references to such agreement or document or schedule as amended, supplemented, replaced or otherwise modified (without, however, limiting the effect of the provisions of this Agreement with regard to any such amendment, replacement or modification), and the provisions of this Agreement apply to successive events and transactions. References to any Person shall include such Person’s successors in interest and permitted assigns.

                    (g) References in this Agreement to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor, and references to any governmental Person shall include reference to any governmental Person succeeding to the relevant functions of such Person.

                    (h) References in this Agreement to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Agreement.

                    (i) Where any payment is to be made, funds applied or any calculation is to be made hereunder on a day which is not a Business Day, unless the Indenture or any other

Security Document otherwise provides, such payment shall be made, funds applied and calculation made on the next succeeding Business Day, and payments shall be adjusted accordingly; provided, however, that no additional interest shall be due in respect of such delay.

                    (j) Terms used herein and not otherwise defined have the meaning set forth in the Indenture.

ARTICLE II

SECURITY

          Section 2.01. Grant of Security.

          To secure the Secured Obligations, as of the Effective Date each Grantor hereby assigns as security to the Security Trustee, for its benefit and the benefit of the other Secured Parties, and hereby grants to the Security Trustee, for its benefit and the benefit of the other Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired (collectively, the “Collateral”):

                    (a) with respect to each Grantor, all of such Grantor’s right, title and interest in and to (i) each Pool Aircraft Owned by such Grantor, including the Airframe and Engines of such Pool Aircraft as the same is now and will hereafter be constituted, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to such Airframe or any other airframe, together with (ii) all Parts of such Pool Aircraft of whatever nature, which are from time to time included within the definitions of “Airframe” or “Engines”, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts), (iii) all Aircraft Documents in respect of each such Pool Aircraft and (iv) any money or non-money proceeds of the Airframe or an Engine of each such Pool Aircraft arising from the total or partial loss or destruction of such Airframe or Engine or its total or partial confiscation, condemnation or requisition up to the amount of hull insurance in respect of such Pool Aircraft required to be carried hereunder;

                    (b) with respect to each Grantor, all of such Grantor’s right, title and interest in and to all Leases and Intermediate Leases to which such Grantor is or may from time to time be party with respect to each Pool Aircraft together with all Related Collateral Documents in respect thereof (all such Leases, Intermediate Leases and Related Collateral Documents, the “Assigned Leases”), including (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to such Assigned Leases, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any such Assigned Leases up to the amount of hull insurance in respect of the Pool Aircraft subject to such Assigned Lease required to be carried hereunder, (iii) claims of such Grantor for damages arising out of or for breach or default under such Assigned Leases and (iv) the right of such Grantor to terminate such Assigned Leases and to compel performance of, and otherwise to exercise all remedies under, any Assigned Lease, whether arising under such Assigned Leases or by statute or at law or in equity (the “Lease Collateral”);

                    (c) with respect to each Grantor, all of such Grantor’s right, title and interest in and to the personal property identified as subject to the Lien of this Agreement and part of the Collateral in a Grantor Supplement or a Collateral Supplement executed and delivered by such Grantor to the Security Trustee;

                    (d) with respect to each Grantor, all right of such Grantor in and to the Cash Collateral Account and all funds, cash, investment property, investments, securities, instruments or other property (including all “financial assets” within the meaning of Section 8-102(a)(9) of the UCC) at any time or from time to time credited to any such account (collectively, the “Account Collateral”); and

                    (e) all proceeds of any and all of the foregoing Collateral;

provided that the Collateral shall not include any Excluded Property.

          Section 2.02. Security for Obligations. This Agreement secures the payment and performance of all Secured Obligations of the Issuer to each Secured Party and the Collateral shall be held by the Security Trustee in trust for the Secured Parties. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Issuer to any Secured Party but for the fact that Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Issuer.

          Section 2.03. Representations and Warranties of the Grantors. Each Grantor represents and warrants as of the date of this Agreement, and as of each date on which such Grantor subjects an Additional Pool Aircraft to this Agreement solely with respect to such Additional Pool Aircraft and such Grantor, as follows:

                    (a) Each Pool Aircraft indicated in Schedule I as being Owned by such Grantor is Owned by such Grantor, in each case except to the extent of the Local Requirements Exception. None of the Collateral is currently pledged, assigned or otherwise encumbered by such Grantor except for Permitted Liens, and no Collateral is described in (i) any UCC financing statements filed against such Grantor other than UCC financing statements which have been or are agreed to be terminated or assigned or agreed to be assigned to the Security Trustee and the UCC financing statements filed in connection with Permitted Liens or (ii) any other mortgage registries, including the International Registry (which for the avoidance of doubt, shall not include any Contract of Sale in favor of any Grantor), or filing records that may be applicable to the Collateral in any other relevant jurisdiction, other than such pledges, assignments or other encumbrances or such filings or registrations that have been assigned or agreed to be assigned to the Security Trustee or terminated or are agreed to be terminated or that have been made in connection with Permitted Liens.

                    (b) In each case as and to the extent required under the Express Perfection Requirements, this Agreement creates a valid and (upon the taking of the actions required hereby) perfected security interest in favor of the Security Trustee in the Collateral as security for the Secured Obligations, subject in priority to no other Liens (other than Permitted Liens), and all filings and other actions necessary to perfect and protect such security interest as a first priority security interest of the Security Trustee have been (or to the extent permitted hereby, or in the case of future Collateral, will be) duly taken and are enforceable against such Grantor and creditors of and purchasers from such Grantor, except in each case that only the Express Perfection Requirements shall be required to be satisfied.

                    (c) Such Grantor does not have any trade names except as set forth on Schedule III hereto.

                    (d) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other third party (including the International Registry) is required under the laws of the United States or Ireland (or, to the extent of the Express Perfection Requirements, with respect to any Pool Aircraft that is not registered in a jurisdiction that has Ratified the Cape Town Convention, and any related Assigned Lease, under relevant local law) that is necessary to comply with the Express Perfection Requirements (i) for the grant by such Grantor of the assignment and security interest granted hereby, (ii) for the execution, delivery or performance of this Agreement by such Grantor or (iii) for the perfection or maintenance of the assignment and security interest created hereby, except for (A) with respect to each Pool Aircraft whose country of registration is the United States, the filing with the FAA, in due form for recordation where applicable, pursuant to Section 40102 and Section 44101 through Section 44112 of Title 49, United States Code, “Transportation,” of any and all title, registration and financing documentation necessary to accomplish the purposes of this Agreement, including each of the Relevant FAA Aircraft Mortgages, each of the Relevant FAA Aircraft Mortgages and Lease Security Assignments and/or each of the Relevant FAA Lease Security Assignments, as applicable, with respect to such Pool Aircraft and/or the related Assigned Lease, (B) the Required Cape Town Registrations, (C) the filing of financing and continuation statements under the UCC, (D) the applicable Irish filings pursuant to Section 2.08(e), (E) to the extent of the Express Perfection Requirements, such other filings as are required under relevant local law, in the case of a Grantor not organized under the laws of the United States or a state thereof and in the case of each Pool Aircraft that is not registered in a jurisdiction that has Ratified the Cape Town Convention, and, in each case, the related Assigned Leases and (F) the Lessee Notices and Lessee Acknowledgments, except in each case that only the Express Perfection Requirements shall be required to be satisfied.

                    (e) The “location” (for purposes of Section 9-307 of the UCC) of such Grantor is specified opposite the name of such Grantor (or the name of the owner trustee of such Grantor if it is an Owner Trust) on the attached Schedule IV hereto.

                    (f) If such Grantor is the lessor under a Cape Town Lease, it has the right to assign the International Interest provided for in such Cape Town Lease and all associated rights in respect of such Cape Town Lease that form part of the Collateral, including the right to discharge such Cape Town Lease on the International Registry.

                    (g) A true and complete copy of each Assigned Lease as in effect on the date hereof to which such Grantor is a party has been delivered to the Security Trustee.

          Section 2.04. Grantors Remain Liable. Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Security Trustee of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) in each case, unless the Security Trustee or any other Secured Party, expressly in writing or by operation of law, assumes or succeeds to the interests of any Grantor hereunder, no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor under the contracts and agreements included in the Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.

          Section 2.05. Delivery of Collateral; Chattel Paper and “Precautionary” UCC Financing Statements. Notwithstanding anything else to the contrary in the Indenture or this Agreement, no Grantor shall be required to (a) deliver to the Security Trustee any Security Deposit or any letter of credit, promissory note or other Related Collateral Document issued or delivered pursuant to an Assigned Lease pertaining to any Pool Aircraft unless an Enforcement Event has occurred and is continuing or (b) make or designate any “chattel paper” original of any Assigned Lease pertaining to any Pool Aircraft or (c) deliver to the Security Trustee any “chattel paper” original of any Assigned Lease pertaining to any Pool Aircraft, except as expressly required by the next sentence with respect to the “chattel paper” original, if any, of an Assigned Lease pertaining to a Pool Aircraft whose country of registration is not the United States or (d) make or require to be made any “precautionary” UCC Financing Statement filing with respect to any Assigned Lease pertaining to any Pool Aircraft or (e) assign to the Security Trustee any “precautionary” UCC Financing Statement made with respect to any Assigned Lease pertaining to any Pool Aircraft, except as expressly required by the next sentence with respect to the “precautionary” UCC Financing Statement filing, if any, with respect to an Assigned Lease pertaining to a Pool Aircraft whose county of registration is not the United States. In respect of any Assigned Lease pertaining to a Pool Aircraft whose country is registration is not the United States, (i) to the extent that such Assigned Lease constitutes “tangible chattel paper” (as defined in Section 9-102(a)(78) of the UCC), and if the applicable Grantor has expressly designated an original counterpart of such Assigned Lease as the “chattel paper original” thereof (the “Chattel Paper Original”), such Grantor shall, if it has such Chattel Paper Original of such Assigned Lease in its possession, cause such Chattel Paper Original of such Assigned Lease to be delivered to the Security Trustee promptly (and in any case no later than 30 days) after the later of (x) the execution and delivery of such Assigned Lease by the parties thereto and (y) the date the Pool Aircraft to which such Assigned Lease pertains becomes Collateral hereunder, and (ii) if the applicable Grantor has made a “precautionary” UCC Financing Statement filing with respect to such Assigned Lease, such “precautionary” UCC Financing Statement shall be assigned to the Security Trustee. The provisions of this Section 2.05 shall be deemed to modify the definition of Express Perfection Requirements to the extent the requirements of such provisions of this Section 2.05 may be inconsistent with the requirements of such definition. Subject to Section 2.06(d), the Issuer agrees that it will not permit any Grantor to sell or otherwise transfer ownership of any “tangible chattel paper” pertaining to a Pool Aircraft not delivered to the Security Trustee except pursuant to a sale, transfer or other disposition of ownership of, or removal of, the Pool Aircraft pertaining thereto permitted under Section 2.18.

          Section 2.06. As to the Assigned Leases. (a) Upon the inclusion of any Assigned Lease in the Collateral, within the period set forth in the Express Perfection Requirements or elsewhere in this Agreement and to the extent required by the Express Perfection Requirements, the relevant Grantor (i) will deliver to the Security Trustee a copy of a Lessee Notice and Lessee Acknowledgment with respect to such Assigned Lease and (ii) will register or cause to be registered the Required Cape Town Registrations (if any) with respect to such Assigned Lease as provided in Section 2.08(c); provided, however, that with respect to any Assigned Lease which is a replacement Lease referred to in Section 2.16(c), the foregoing requirements of this Section 2.06(a) shall not be applicable to such Assigned Lease until 30 days after the commencement of leasing of the applicable Pool Aircraft under such replacement Lease. Upon the written request of the Issuer or any Grantor, the Security Trustee (solely in its capacity as such) will execute such undertakings of quiet enjoyment and other agreements of the secured party in favor of the Lessee under any Assigned Lease, and/or, if applicable, any sublessee, as are provided for in the Lease Assignment Documents or as are substantially to the same effect as the undertakings of quiet enjoyment and other agreements of the Grantor provided for in such Assigned Lease or provided by the Grantor to such sublessee (if applicable) or of the Security Trustee hereunder or which otherwise constitute or may be included in a Lessee Notice or Lessee Acknowledgment.

                    (b) (i) Upon the inclusion of any Assigned Lease in the Collateral or (ii) within thirty (30) days after the effectiveness of any material amendment, supplement or waiver of any Assigned Lease or the effectiveness of any replacement Assigned Lease with respect to any Pool Aircraft, the relevant Grantor will deliver a copy thereof to the Security Trustee.

                    (c) Each Grantor shall:

                         (i) use reasonable commercial efforts, in accordance with Leasing Company Practice, to: (A) perform and observe all the terms and provisions of the Assigned Leases to be performed or observed by it, and (B) after receipt of notice from the Security Trustee to such effect (to the extent permitted by law), so long as an Enforcement Event has occurred and is continuing, take all such action to enforce the Assigned Leases as may be from time to time reasonably requested by the Security Trustee; and

                         (ii) furnish to the Security Trustee on the Effective Date a true and complete copy of each Assigned Lease as in effect on the Effective Date with respect to the Initial Pool Aircraft, and from time to time, subject to the provisions of the applicable Assigned Lease relating to the Lessee’s obligation to furnish such information and subject to any confidentiality provisions therein, and, so long as an Enforcement Event has occurred and is continuing, (A) furnish to the Security Trustee such information and reports regarding the Collateral as the Security Trustee may reasonably request and (B) upon reasonable request of the Security Trustee make to each other party to any Assigned Lease such demands and requests for information and reports as such Grantor is entitled to make thereunder.

                    (d) So long as no Enforcement Event has occurred and is continuing, and so long as during the existence of an Enforcement Event the Security Trustee has not, to the extent permitted by law, notified such Grantor that it may no longer take or not take such action, and notwithstanding any provision to the contrary in this Agreement, each Grantor shall be entitled, to the exclusion of the Security Trustee but subject always to the terms of this Agreement (x) to exercise and receive, directly or indirectly through one or more agents, any of the claims, rights, powers, privileges, remedies and other benefits under, pursuant to, with respect to or arising out of the Assigned Leases and (y) to take any action or to not take any action, directly or indirectly through one or more agents, related to the Assigned Leases and the lessees or counterparties thereunder, including entering into, amending, supplementing, modifying, terminating, cancelling, performing, enforcing, compelling performance of, exercising all remedies (whether arising under any Assigned Lease or by statute or at law or in equity or otherwise) under, exercising rights, elections or options or taking any other action under or in respect of, granting or withholding notices, waivers, approvals and consents in respect of, receiving, holding, using, applying, disposing of and otherwise dealing with all accounts receivable, rent and other payments received or receivable under (including any Maintenance Rent), dealing with any credit support or collateral security in respect of, or taking any other action in respect of, the Assigned Leases and contacting or otherwise having any dealings with any lessee or counterparty thereunder; provided, however, (i) so long as any Assigned Lease remains in effect, no Grantor will abrogate any right, power or privilege granted expressly in favor of the Security Trustee or any other Secured Party under any Lease Assignment Document and (ii) during the continuance of an Enforcement Event, all such rights of each Grantor (to the extent not constituting Excluded Property or rights in respect thereof) (“Rights”) shall cease if the Security Trustee shall, to the extent permitted by law, notify such Grantor of such cessation, and upon such notice (to the extent permitted by law) all such Rights shall become vested in the Security Trustee, which shall thereupon have the sole right to exercise or refrain from exercising such Rights.

                    (e) Unless the Security Trustee otherwise requests a hard copy thereof, the Grantors shall be entitled to furnish to the Security Trustee copies (except for Chattel Paper Originals) of the documents referred to in any of Sections 2.03(g), 2.06(b), 2.06(c)(ii), 2.16(c) and Schedules V and VI hereto by means of posting such documents to a dedicated web site to which the Security Trustee and it representatives, including legal counsel, shall have access at all times.

          Section 2.07. Cash Collateral Account. The Securities Intermediary agrees to hold any Account Collateral, which shall constitute “cash Collateral” for purposes of this Agreement. The Securities Intermediary, except in its capacity as such, waives any claim or lien against any Account Collateral it may have, by operation of law or otherwise, for any amount owed to it by the Issuer or any Grantor. The Securities Intermediary hereby agrees that, notwithstanding anything to the contrary in this Agreement (i) any amounts of Account Collateral to be held by the Securities Intermediary and any investment earnings thereon will be credited to securities account no. 39003700 (the “Cash Collateral Account”), which account constitutes a securities account (as defined in Section 8-501(a) of the UCC) for which it is a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC) and the Security Trustee is the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) of the “securities entitlement” (as defined in Section 8-102(a)(17) of the UCC) with respect to each “financial asset” (as defined in Section 8-102(a)(9) of the UCC) credited to such Cash Collateral Account, (ii) all such amounts, and all other property acquired with cash credited to the Cash Collateral Account will be credited to the Cash Collateral Account, (iii) all items of property (whether cash, investment property, other investments, securities, instruments or other property) credited to the Cash Collateral Account will be treated as a “financial asset” under Article 8 of the UCC, (iv) its “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the UCC) with respect to the Cash Collateral Account is the State of New York, and (v) all securities, instruments and other property in order or registered form and credited to the Cash Collateral Account shall be payable to or to the order of, or registered in the name of, the Securities Intermediary or shall be indorsed to the Securities Intermediary or in blank, and in no case whatsoever shall any financial asset credited to the Cash Collateral Account be registered in the name of the Issuer or any Grantor, payable to or to the order of the Issuer or any Grantor or specially indorsed to the Issuer or any Grantor except to the extent the foregoing have been specially indorsed by the Issuer or such Grantor to the Securities Intermediary or indorsed in blank. The Security Trustee agrees that it will hold (and will indicate clearly in its books and records that it holds) its “securities entitlement” to the “financial assets” credited to the Cash Collateral Account in trust for the benefit of the Secured Parties. Without waiving any rights as set forth in the parentheticals to Section 3.02(a) and (b) hereof, the Securities Intermediary and the Security Trustee hereby waive any right of set-off, encumbrance, security interest, lien or other claim at law or otherwise against any Account Collateral or the Cash Collateral Account. The Issuer and each Grantor acknowledges that, by reason of the Security Trustee being the “entitlement holder” in respect of the Cash Collateral Account as provided above, the Security Trustee shall have the sole right and discretion (except as provided in the next sentence with respect to investment orders or instructions by the Issuer or any Grantor), subject only to the terms of this Agreement, to give all “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC) with respect to the Cash Collateral Account and any and all financial assets and other property credited thereto to the exclusion of the Issuer and each Grantor; provided, however, in no event shall the consent of the Issuer or any Grantor be required as a condition to the Securities Intermediary complying with any such entitlement order of the Security Trustee. The Securities Intermediary shall comply with any investment orders or instructions from the Issuer or any Grantor concerning the Cash Collateral Account. If at any time, the Securities Intermediary is no longer able to hold the Cash Collateral Account, the Issuer shall designate an Eligible Institution that has executed an Account Control Agreement to hold the Cash Collateral Account. Prior to subjecting any cash or other Account Collateral to the Lien hereof that is not held by the Security Trustee under this Section 2.07, which each Grantor shall have the right at its option to do, the applicable Grantor and the Security Trustee shall enter into an Account Control Agreement with respect thereto and the account to which such cash or other Account Collateral is to be held, and such cash or other Account Collateral shall constitute “cash Collateral” for purposes of this Agreement.

          Section 2.08. Required Cape Town Registrations; FAA Filings; Further Assurances. (a) Each Grantor shall, in each case only to the extent of the Express Perfection Requirements: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, that may be necessary, as the Security Trustee may reasonably request, in order to perfect and preserve the assignment and security interest granted or purported to be granted hereby and (ii) execute, file, record, or register such additional documents and supplements to this Agreement, including any further mortgages, assignments, security agreements, pledges, grants and transfers, as may be required under the laws of any foreign jurisdiction as the Security Trustee may reasonably request, to create, attach, perfect, validate, render enforceable, protect or establish the priority of the security interest and Lien of this Agreement. Upon the request of the Issuer or any Grantor, the Security Trustee shall execute and deliver and, if applicable, pre-position with counsel identified in such request, and instruct such counsel, as requested by the Issuer or such Grantor, to file, record or register, as applicable, any document referred to above in this Section 2.08(a), and no Grantor shall be in breach of this Section or this Agreement should the Security Trustee fail to do so as so requested. To the extent that (i) the Security Trustee’s consent is required for any filing, recording or registration of any document referred to above in this Section, or (ii) the Security Trustee is required to initiate any such filing, recording or registration, the Security Trustee shall act in accordance with the Issuer’s or the applicable Grantor’s instructions to ensure that such consent or such initiation of such filing, recording or registration is effected, and no Grantor shall be in breach of this Section or this Agreement should the Security Trustee fail to do so as so instructed (it being understood and agreed that in no event shall the Security Trustee be liable for any failure to so file, record or register as a result of the Issuer’s or such Grantor’s failure to provide any necessary information or instruction required for such filing, recordation or registration in a timely manner or if such information is inaccurate or incomplete).

                    (b) Each Grantor hereby authorizes the Security Trustee to file, in each case only to the extent of the Express Perfection Requirements, one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                    (c) Each Grantor shall ensure that at all times an individual shall be appointed as administrator with respect to such Grantor for purposes of the International Registry and shall register or cause to be registered (or if the Security Trustee is making such registration, without relieving each Grantor of such obligation, consent to such registration) with the International Registry (collectively, the “Required Cape Town Registrations”) within the applicable time periods specified in this Agreement (including Section 2.10): (i) the International Interest provided for hereunder with respect to (x) each Aircraft Object in respect of Pool Aircraft where the relevant Grantor is situated in a Contracting State or (y) an Aircraft Object which is an Airframe that pertains to a Pool Aircraft registered in a Contracting State; (ii) the International Interest provided for in any Cape Town Lease to which such Grantor is a lessor or lessee; (iii) the assignment to the Security Trustee of each International Interest described in clause (ii) and assigned to the Security Trustee hereunder; and (iv) the Contract of Sale with respect to any Aircraft Object by which title to such Aircraft Object is conveyed to such Grantor due to a transfer occurring after the date the Pool Aircraft of which such Aircraft Object is a part becomes a Pool Aircraft, but only if (x) the seller under such Contract of Sale is situated in a Contracting State or, if such Aircraft Object is an Airframe, it pertains to a Pool Aircraft registered in a Contracting State and (y) such seller agrees to such registration; provided, however, that with respect to any Lease which is a Cape Town Lease and that is also a replacement Lease referred to in Section 2.16(c), the foregoing requirements of this Section 2.08(c) shall not be applicable to such Lease until 30 days after the commencement of leasing of such Pool Aircraft under such replacement Lease. To the extent that (A) the Security Trustee’s consent is required for any registration referred to above or below in this Section 2.08(c), or (B) the Security Trustee is required to initiate any such registration referred to above or below in this Section 2.08(c), the Security Trustee shall ensure that such consent or such initiation of such registration is effected, and no Grantor shall be in breach of this Section or this Agreement should the Security Trustee fail to do so in a proper fashion (it being understood and agreed that in no event shall the Security Trustee be liable for any failure to so register as a result of such Grantor’s failure to provide any necessary information required for such registration in a timely manner or if such information is inaccurate or incomplete). It is understood and agreed that the Required Cape Town Registrations with respect to the International Interests described in clause (i) of this Section 2.08(c) and the assignment described in clause (iii) of this Section 2.08(c) with respect to each Cape Town Lease shall be registered in the name of the Security Trustee; provided, however, that, notwithstanding anything to the contrary contained herein, it is understood and agreed that (and the following clauses of this sentence shall be deemed to modify the definition of Required Cape Town Registrations to the extent (if any) the requirements of such clauses of this Section 2.08(c) may be inconsistent with the requirements of such such definition):

                              (I) with respect to each Lease which is a Cape Town Lease to which a Grantor is a lessor, such Grantor shall be entitled to retain in its own name on the International Registry the right to discharge the Required Cape Town Registration of (x) each International Interest described in clause (ii) of this Section 2.08(c) provided for in such Cape Town Lease and (y) the assignment to the Security Trustee described in clause (iii) of this Section 2.08(c) of each International Interest provided for in such Cape Town Lease and assigned to the Security Trustee hereunder;

                              (II) with respect to each Lease which is a Cape Town Lease to which a Grantor is a lessor, upon or at any time following the termination, cancellation or other expiration of such Cape Town Lease or the leasing of the applicable Pool Aircraft thereunder, such Grantor shall have the right and be entitled to discharge or cause to be discharged from the International Registry the Required Cape Town Registrations of (x) each International Interest described in clause (ii) of this Section 2.08(c) provided for in such Cape Town Lease and (y) the assignment to the Security Trustee described in clause (iii) of this Section 2.08(c) of each International Interest provided for in such Cape Town Lease and assigned to the Security Trustee hereunder;

                              (III) with respect to each Lease which is a Cape Town Lease to which a Grantor is a lessor, during the continuance of an Event of Default, such Grantor shall register or cause to be registered on the International Registry an assignment to the Security Trustee of the right to discharge from the International Registry the Required Cape Town Registrations of (x) each International Interest described in clause (ii) of this Section 2.08(c) provided for in such Cape Town Lease and (y) the assignment to the Security Trustee described in clause (iii) of this Section 2.08(c) of each International Interest provided for in such Cape Town Lease and assigned to the Security Trustee hereunder; and

                              (IV) for avoidance of doubt, with respect to each Lease to which a Grantor is a lessor or lessee which is not a Cape Town Lease and with respect to each sublease of a Pool Aircraft and any sublease assignment relating thereto, (x) such Grantor shall not be required to make or cause to be made any registration on the International Registry with respect to such Lease, sublease or sublease assignment and (y) if any registration on the International Registry has been made with respect to such Lease, sublease or sublease assignment, such Grantor shall not be required to register an assignment of any such registration to the Security Trustee and such Grantor shall be entitled to retain in its own name on the International Registry the right to discharge any such registration and such Grantor shall have the right and be entitled to discharge or cause to be discharged any such registration at any time.

The parties hereto agree that, for the purposes of the definition of Prospective International Interest under the Cape Town Convention, the issuance of the Secured Notes by the Issuer shall constitute the stated event upon which the applicable Grantor has created or provided for an International Interest hereunder in favor of the Security Trustee in the Aircraft Objects and Assigned Leases.

                    (d) With respect to each Pool Aircraft Owned by a Grantor that is registered in the United States and the related Assigned Lease pertaining to such Pool Aircraft, such Grantor shall, so long as such Pool Aircraft is so registered, within the applicable time periods specified in this Agreement, (i) in the case of a Pool Aircraft that is not subject to an Assigned Lease under which the leasing of such Pool Aircraft has commenced, so long as an FAA Aircraft Mortgage and Lease Security Assignment with respect to such Pool Aircraft has not been previously recorded with the FAA, record with the FAA an FAA Aircraft Mortgage with respect to such Pool Aircraft; and (ii) in the case of a Pool Aircraft that is subject to an Assigned Lease under which the leasing of such Pool Aircraft has commenced, record with the FAA an FAA Aircraft Mortgage and Lease Security Assignment with respect to such Pool Aircraft and Assigned Lease or, if an FAA Aircraft Mortgage or an FAA Aircraft Mortgage and Lease Security Assignment with respect to such Pool Aircraft has previously been recorded with the FAA, record with the FAA an FAA Lease Security Assignment with respect to such Assigned Lease; provided, however, that with respect to any Assigned Lease pertaining to a Pool Aircraft registered in the United States which is a replacement Lease referred to in Section 2.16(c), the foregoing requirements of this Section 2.08(d) shall not be applicable to such Assigned Lease until 30 days after the commencement of leasing of such Pool Aircraft under such replacement Lease. Upon the request of the Issuer or any Grantor, the Security Trustee shall execute and deliver and pre-position with FAA counsel, and instruct FAA counsel to file and record with the FAA as requested by the Issuer or such Grantor, any document to be filed or recorded with the FAA referred to above in this Section 2.08(d), and no Grantor shall be in breach of this Section or this Agreement should the Security Trustee fail to do so as so requested (it being understood and agreed that in no event shall the Security Trustee be liable for any failure to so file or record an FAA document as a result of a Grantor’s failure to provide any necessary information required by the Security Trustee for such filing or recording in a timely manner or if such information is inaccurate or incomplete).

                    (e) With respect to each Grantor incorporated under (i) the laws of Ireland, such Grantor shall cause each Security Document executed by it or its relevant particulars to be filed in the Irish Companies Registration Office and, where applicable, the Irish Revenue Commissioners within 21 days of execution thereof, or (ii) the laws of Bermuda, such Grantor shall cause each Security Document executed by it or its relevant particulars to be filed in the Bermudan Registrar of Companies and, where applicable, the Bermudan Department of Civil Aviation. Upon the request of the Issuer or any Grantor, the Security Trustee shall execute and deliver and, if applicable, pre-position with counsel identified in such request, and instruct such counsel, as requested by the Issuer or such Grantor, to file, record or register, as applicable, any document referred to above in this Section 2.08(e) or otherwise necessary or appropriate to satisfy the Express Perfection Requirements with respect to such Grantor, and no Grantor shall be in breach of this Section or this Agreement should the Security Trustee fail to do so as so requested. To the extent that (1) the Security Trustee’s consent is required for any filing, recording or registration of any document referred to above in this Section, or (2) the Security Trustee is required to initiate any such filing, recording or registration, the Security Trustee shall act in accordance with the Issuer’s or the applicable Grantor’s instruction to ensure that such consent or such initiation of such filing, recording or registration is effected, and no Grantor shall be in breach of this Section or this Agreement should the Security Trustee fail to do so as so instructed (it being understood and agreed that in no event shall the Security Trustee be liable for any failure to so file, record or register as a result of the Issuer’s or such Grantor’s failure to provide any necessary information or instruction required for such filing, recordation or registration in a timely manner or if such information is inaccurate or incomplete).

                    (f) With respect to Pool Aircraft that are registered in a Geneva Convention country, the applicable Grantor shall cause each applicable local law security document executed by the relevant Grantor or its relevant particulars to be filed with the relevant local filing office or offices, as applicable, as and to the extent required by the Express Perfection Requirements. Upon the request of the Issuer or any Grantor, the Security Trustee shall execute and deliver and, if applicable, pre-position with counsel identified in such request, and instruct such counsel, as requested by the Issuer or such Grantor, to file, record or register, as applicable, any document referred to above in this Section 2.08(f) or otherwise necessary or appropriate to satisfy the Express Perfection Requirements with respect to such Pool Aircraft and Grantor, and no Grantor shall be in breach of this Section or this Agreement should the Security Trustee fail to do so as so requested. To the extent that (i) the Security Trustee’s consent is required for any filing, recording or registration of any document referred to above in this Section, or (ii) the Security Trustee is required to initiate any such filing, recording or registration, the Security Trustee shall act in accordance with the Issuer’s or the applicable Grantor’s instructions to ensure that such consent or such initiation of such filing, recording or registration is effected, and no Grantor shall be in breach of this Section or this Agreement should the Security Trustee fail to do so as so instructed (it being understood and agreed that in no event shall the Security Trustee be liable for any failure to so file, record or register as a result of the Issuer’s or such Grantor’s failure to provide any necessary information or instruction required for such filing, recordation or registration in a timely manner or if such information is inaccurate or incomplete).

                    (g) With respect to Pool Aircraft that are not registered in either a Cape Town Convention country or a Geneva Convention country, the applicable Grantor shall cause each Security Document executed by the relevant Grantor or its relevant particulars to be filed with the relevant local filing office or offices, as applicable, as and to the extent required by the Express Perfection Requirements. Upon the request of the Issuer or any Grantor, the Security Trustee shall execute and deliver and, if applicable, pre-position with counsel identified in such request, and instruct such counsel, as requested by the Issuer or such Grantor, to file, record or register, as applicable, any document referred to above in this Section 2.08(g) or otherwise necessary or appropriate to satisfy the Express Perfection Requirements with respect to such Pool Aircraft and Grantor, and no Grantor shall be in breach of this Section or this Agreement should the Security Trustee fail to do so as so requested. To the extent that (i) the Security Trustee’s consent is required for any filing, recording or registration of any document referred to above in this Section, or (ii) the Security Trustee is required to initiate any such filing, recording or registration, the Security Trustee shall act in accordance with the Issuer’s or the applicable Grantor’s instructions to ensure that such consent or such initiation of such filing, recording or registration is effected, and no Grantor shall be in breach of this Section or this Agreement should the Security Trustee fail to do so as so instructed (it being understood and agreed that in no event shall the Security Trustee be liable for any failure to so file, record or register as a result of the Issuer’s or such Grantor’s failure to provide any necessary information or instruction required for such filing, recordation or registration in a timely manner or if such information is inaccurate or incomplete).

                    (h) The Grantors may have additional obligations pursuant to Section 8.07 hereof.

          Section 2.09. Records. Subject to applicable confidentiality restrictions, each Grantor shall hold and preserve its records concerning the Collateral and, so long as an Enforcement Event has occurred and is continuing, shall permit representatives of the Security Trustee upon reasonable prior notice at any time during normal business hours reasonably to inspect and make abstracts from such records, all at the sole cost and expense of such Grantor.

          Section 2.10. International Registry Requirements for Leases. Required Cape Town Registrations with respect to International Interests in Leases that are not registered on the International Registry as of the date of the later of (a) the date that the Pool Aircraft to which it pertains is added to the Designated Pool, (b) the date of commencement of the leasing of such Pool Aircraft under such Lease, or (c) the date such Lease becomes an International Interest, shall be made as promptly as practicable, but in any event no later than 180 days after such date.

          Section 2.11. Liens. No Grantor shall directly or indirectly issue, assume, guarantee or secure payment of any indebtedness for borrowed money secured by any Lien on or with respect to the Collateral other than the Secured Notes. No Grantor shall create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor, other than a Permitted Lien.

          Section 2.12. Security Trustee Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints, as security for the Secured Obligations, the Security Trustee as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Security Trustee’s discretion, so long as an Enforcement Event has occurred and is continuing, to take any action and to execute any instrument that the Security Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including:

                    (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                    (b) to receive, indorse and collect any drafts or other instruments and documents included in the Collateral;

                    (c) to file any claims or take any action or institute any proceedings that the Security Trustee may deem necessary for the collection of any of the Collateral or otherwise to enforce the rights of the Security Trustee with respect to any of the Collateral; and

                    (d) to execute and file any financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, in order to perfect and preserve the security interest granted hereby, to the extent of the Express Perfection Requirements;

provided that the Security Trustee’s exercise of any such power shall be subject to Section 2.06(d).

          Section 2.13. Security Trustee May Perform. If any Grantor fails to perform any agreement contained in this Agreement, the Security Trustee may (but shall not be obligated to) after such prior notice to such Grantor as may be reasonable under the circumstances, itself perform, or cause performance of, such agreement, and the expenses of the Security Trustee incurred in connection with doing so shall be payable by the Issuer.

          Section 2.14. Covenant to Pay. The Issuer covenants with the Security Trustee (for the benefit of the Secured Parties) that it will pay or discharge any monies and liabilities whatsoever that are now, or at any time hereafter may be due, owing or payable under this Agreement by the Issuer or a Grantor in any currency, actually or contingently, solely and/or jointly, and/or severally with another or others, as principal or surety on any account whatsoever pursuant to this Agreement in accordance with its terms. All such payments shall be made in accordance with Section 3.02.

          Section 2.15. Delivery of Collateral Supplements. Upon the addition of any Additional Pool Aircraft to the Designated Pool, or within thirty (30) days after the effectiveness of a replacement Lease in respect of a Pool Aircraft, unless the Grantor Owning such Additional Pool Aircraft or such Pool Aircraft shall execute a Grantor Supplement with respect to such Additional Pool Aircraft, such Grantor shall execute and deliver to the Security Trustee a Collateral Supplement duly completed with respect to all Collateral subject thereto and shall take such steps within the applicable time periods set forth in this Agreement with respect to the perfection of the Security Trustee’s security interest in such Collateral as are called for by this Agreement for Collateral of the same type; provided that the foregoing shall not be construed to require the taking of any steps or other action with respect to perfection not required by the Express Perfection Requirements; and provided, further, that the failure of any Grantor to deliver any Collateral Supplement as to any such Collateral shall not impair the Lien of this Agreement as to such Collateral.

          Section 2.16. Operational Covenants.

                    (a) Identification of Security Trustee’s Interest. With respect to each Pool Aircraft Owned by a Grantor, such Grantor agrees to affix or cause to be affixed as promptly as practicable after the later of the Effective Date and the date such Pool Aircraft is added to the Designated Pool, and thereafter to maintain in the cockpit of such Pool Aircraft, in a clearly visible location, and on each Engine of such Pool Aircraft, a nameplate bearing the inscription “MORTGAGED TO WELLS FARGO BANK NORTHWEST, N.A., AS SECURITY TRUSTEE” (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Security Trustee); provided that such requirement shall not apply to any Pool

Aircraft or Engine of such Pool Aircraft that is registered in the United States so long as such Pool Aircraft is so registered.

                    (b) Registration. Each Grantor shall cause each Pool Aircraft Owned by it to become (if registration is in process) or be duly registered in the name of the relevant Grantor if so permitted under the applicable registry; provided that a Pool Aircraft may be unregistered for a temporary period in connection with modification or maintenance of such Pool Aircraft or in connection with a change in registries. The Security Trustee agrees that it will cooperate with the relevant Grantor in changing the state of registration of any Pool Aircraft at the cost of the Issuer and as the Issuer or the relevant Grantor may request (which cooperation shall include the execution and delivery by the Security Trustee of such documents, and the taking of such other actions by the Security Trustee, as the Issuer or the relevant Grantor may request), provided that such request does not conflict with the relevant Grantor’s obligations under this Agreement.

                    (c) Replacement of Leases. Within thirty (30) days after the commencement of the leasing of a Pool Aircraft under any replacement Lease (or such longer period as may be provided in the Express Perfection Requirements or elsewhere in this Agreement in the case of a Lessee Acknowledgment), the relevant Grantor shall comply with the provisions of Sections 2.06(a), 2.08(c), 2.08(d) and 2.15 of this Agreement, as applicable, and shall deliver the following to the Security Trustee:

                              (i) the Chattel Paper Original, if any, of such replacement Lease if the Pool Aircraft to which it pertains is not registered in the United States, if such Chattel Paper Original is required to be delivered by such Grantor to the Security Trustee pursuant to Section 2.05;

                              (ii) a notice of assignment substantially in the form attached hereto as Exhibit E-1 or of a notice of assignment delivered on or prior to the Effective Date in connection with an Assigned Lease or such other form as is provided in the applicable Lease or as such Grantor may determine in accordance with Leasing Company Practice (a “Lessee Notice”). When required under the Express Perfection Requirements, such Grantor shall deliver to the Security Trustee a lessee acknowledgment substantially in the form attached hereto as Exhibit E-2 or a form of lessee acknowledgment delivered in connection with a Lessee Notice delivered on or prior to the Effective Date in connection with an Assigned Lease or such other form as is provided in the applicable Lease or as such Grantor may accept pursuant to the Express Perfection Requirements or in accordance with Leasing Company Practice (a “Lessee Acknowledgment”) addressed to, or for the benefit of, the Security Trustee with respect to such Lease;

                              (iii) certificates of insurance from qualified brokers of aircraft insurance (or other evidence satisfactory to the Security Trustee), evidencing all insurance required to be maintained by the applicable Lessee, together with the endorsements required pursuant to Section 2.17 and Schedule V of this Agreement;

                              (iv) a copy of such Lease and a Collateral Supplement (if any); and

                              (v) copies of such legal opinions with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of such Lease and such other matters customary for such transactions, in each case to the extent that receiving such legal opinions is consistent with Leasing Company Practice.

          Section 2.17. Insurance. The relevant Grantor shall maintain, or procure that the relevant Lessee or other Person maintains, hull and third party liability insurance policies, maintained with insurers or reinsured with reinsurers of recognized responsibility or pursuant to governmental indemnities, in respect of each Pool Aircraft in accordance with the terms of Schedule V hereto.

          Section 2.18. Changes to the Designated Pool; Intermediate Lessees; Additional Grantors.

                    (a) Restrictions on Disposition of Aircraft. Except as expressly provided below in this Section 2.18 with respect to a Pool Aircraft, but excluding in each case any Pool Aircraft that is removed from the Designated Pool or replaced (directly or by transfer of an Owner Trust), as provided below, no Grantor shall sell, transfer or otherwise dispose of the ownership of any Pool Aircraft (directly or by transfer of an Owner Trust). For purposes of clarification, the foregoing restriction on the sale, transfer or other disposal of the ownership of the Pool Aircraft by the Grantors does not apply to the leasing by Lease or Intermediate Lease of Pool Aircraft in accordance with Leasing Company Practice.

                    (b) Removal of Pool Aircraft from the Designated Pool. So long as no Enforcement Event shall remain in existence after such removal (provided that the foregoing restriction shall not be applicable to a removal in anticipation of or in connection with the exercise of any rights, options, obligations or remedies of a Lessee or other Person who is not a Grantor or an Affiliate of the Grantor pursuant to the applicable Lease or a Permitted Lien referred to in clause (o) of the definition thereof), any Grantor or the Issuer or any Subsidiary of the Issuer may remove (directly or by transfer of a Grantor) any one or more Pool Aircraft from the Designated Pool so long as either (i) such Pool Aircraft being removed from the Designated Pool (a “Replaced Aircraft”) is replaced by one or more aircraft to be included in the Designated Pool as an Additional Pool Aircraft having an aggregate Appraised Value equal to or greater than the Appraised Value of the Replaced Aircraft being removed (based on three Appraisals of such Replaced Aircraft from Qualified Appraisers, each as of a date no earlier than 180 days prior to the removal of such Replaced Aircraft from the Designated Pool) and having an Eligible Lease thereof in effect (a “Replacement Aircraft”) and the procedures set forth in Section 2.18(c) below are satisfied with respect to such Replacement Aircraft or (ii) such Grantor delivers or causes to be delivered to the Security Trustee (directly under Section 2.07 or by delivery to the Securities Intermediary under an Account Control Agreement for the benefit of the Security Trustee, as applicable) an amount of cash, to be held as Collateral, equal to or greater than such Appraised Value of the Replaced Aircraft or (iii) such Grantor effects a combination of one or more Replacement Aircraft and delivery of cash as set forth in the preceding clauses (i) and (ii) such that the aggregate of the Appraised Value of such Replacement Aircraft and the amount of such cash is equal to or greater than such Appraised Value of the Replaced Aircraft. Upon satisfaction of the conditions set forth in the preceding sentence with respect to any Replaced Aircraft, the Security Trustee’s security interest (including

International Interest) in, and Lien on, such Replaced Aircraft (and any other Aircraft Collateral directly related to such Replaced Aircraft) shall be automatically released and such Replaced Aircraft shall be removed from the Designated Pool. The Security Trustee shall promptly execute and deliver to the Issuer and the relevant Grantor, at the Issuer’s expense, all documents, and take such actions, at the Issuer’s expense, that the Issuer or the relevant Grantor shall reasonably request to evidence the Security Trustee’s release of the security interests (including International Interests) in, and Liens on, the applicable Replaced Aircraft (and any other Aircraft Collateral directly related to such Replaced Aircraft). The addition of one or more Replacement Aircraft to the Designated Pool intended to replace one or more Replaced Aircraft may occur at any time prior to or concurrently with the removal of the applicable Replaced Aircraft. The Issuer or any Grantor may, at its option, designate portions of the applicable Appraised Value of any Replacement Aircraft (the sum of which portions may not exceed 100% of such Appraised Value) to be used under this Section 2.18(b), Section 2.18(h) and/or Section 2.18(i) hereof.

                    (c) Addition of Non-Pool Aircraft to the Designated Pool. Any Grantor may add any aircraft to the Designated Pool as an Additional Pool Aircraft at any time; provided that: (i) such aircraft is Owned by such Grantor or by an Eligible Person that becomes a Grantor hereunder at the time such aircraft becomes a Pool Aircraft and has an Eligible Lease thereof in effect; (ii) the relevant Grantor shall have provided three Appraisals of such aircraft from Qualified Appraisers, each as of a date no earlier than 180 days before adding such aircraft to the Designated Pool; (iii) the relevant Grantor shall have executed and delivered to the Security Trustee a Collateral Supplement (or Grantor Supplement if such Person is then becoming an Additional Grantor as provided in Section 2.18(f)) and such documents (including UCC Financing Statements, charge documents (if applicable) and registrations and recordings with the FAA (if applicable) and the International Registry) as are required to grant to the Security Trustee, for the benefit of the Secured Parties, a perfected security interest in such aircraft (it being understood and agreed that, with respect to the Aircraft Collateral, only the Express Perfection Requirements shall be required to be satisfied); (iv) the relevant Grantor shall have delivered a Lessee Notice to the applicable Lessee in accordance with this Agreement and, as promptly as practicable after the commencement of the leasing of such Additional Pool Aircraft and in any event no later than 180 days after such date shall, to the extent required under the Express Perfection Requirements, procure a Lessee Acknowledgement in accordance with this Agreement signed by the applicable Lessee; and (v) no Enforcement Event shall remain in existence after such addition (provided that the foregoing restriction in this clause (v) shall not be applicable to an addition at any time prior to or concurrently with a removal in anticipation of or in connection with the exercise of any rights, options, obligations or remedies of a Lessee or other Person who is not a Grantor or an Affiliate of a Grantor pursuant to the applicable Lease or a Permitted Lien referred to in clause (o) of the definition thereof). The Issuer or any Grantor may, at its option, designate portions of the applicable Appraised Value of such Additional Pool Aircraft (the sum of which portions may not exceed 100% of such Appraised Value) to be used under Section 2.18(b), Section 2.18(h) and/or Section 2.18(i) hereof.

                    (d) Intermediate Lessees. In connection with (i) the replacement of any Lease of any Pool Aircraft, (ii) the inclusion in the Designated Pool of any Additional Pool Aircraft pursuant to Section 2.18(c) above, or (iii) any Requirement of Law applicable to a Grantor or a Lessee or a Pool Aircraft, a Grantor holding title to a Pool Aircraft shall be entitled, by giving notice to the Security Trustee, to enter into an Intermediate Lease with an Intermediate Lessee with respect to such Pool Aircraft; provided that:

                              (A) such Intermediate Lessee shall have executed and delivered to the Security Trustee (1) on or prior to entering into the Intermediate Lease (or, if later, in the case of any Additional Pool Aircraft, on or prior to such addition), a Grantor Supplement and/or Collateral Supplement, as applicable, and (2) such documents (including UCC Financing Statements, charge documents (if applicable) and registrations and recordings with the FAA (if applicable) and the International Registry) as are required to grant to the Security Trustee for the benefit of the Secured Parties a perfected security interest in the Collateral owned by such Intermediate Lessee (it being understood and agreed that, with respect to the Aircraft Collateral, only the Express Perfection Requirements shall be required to be satisfied);

                              (B) such Intermediate Lessee shall have delivered a Lessee Notice to the applicable Lessee in accordance with this Agreement, and, to the extent required under the Express Perfection Requirements, shall procure a Lessee Acknowledgement in accordance with this Agreement signed by the applicable Lessee as promptly as practicable after the date the aircraft is added to the Designated Pool (or, if later, on or prior to entering into such Intermediate Lease) and in any event no later than 180 days after such date; and

                              (C) if such Intermediate Lessee is incorporated under the laws of Ireland, within 21 days following the execution of the Security Documents referred to in clauses (A) - (B) above, the relevant Intermediate Lessee and/or Issuer or the relevant Grantor, as applicable, shall cause each such Security Document, or the particulars thereof, to be filed with the Irish Companies Registration Office and, if applicable, the Irish Revenue Commissioners and in each case shall provide evidence of such filings reasonably satisfactory to the Security Trustee or, if such Intermediate Lessee is incorporated under the laws of any other jurisdiction requiring specific filings or other actions, the relevant Intermediate Lessee and/or Issuer or the relevant Grantor, as applicable, shall cause such filings to be made or such other actions to be taken.

                    (e) Termination of Intermediate Lessee’s Status. Any Grantor may from time to time, upon not less than five (5) days’ revocable prior written notice from Issuer to the Security Trustee, at any time and from time to time assign the equity interests in an Intermediate Lessee to any Person that is not a Subsidiary of Issuer or otherwise terminate an Intermediate Lessee’s status as such, provided that such Intermediate Lessee is not party to an Intermediate Lease or a Lease or will not be at the time such transfer or other termination of such Intermediate Lessee’s status as such takes effect. If an Intermediate Lessee’s status is terminated as such, the Security Trustee’s security interests (including International Interests) in, and Liens on, the assets of such Intermediate Lessee shall be automatically released. The Security Trustee shall promptly execute and deliver to Issuer, at Issuer’s expense, all documents, and take such actions, at the Issuer’s expense, that Issuer shall reasonably request to evidence the Security Trustee’s release of the security interests (including International Interests) in and liens on, the applicable assets released in accordance with the previous sentence.

                    (f) Additional Grantors. The Issuer shall be entitled by giving notice to the Security Trustee, to include Additional Grantors that Own a Pool Aircraft (or an aircraft that is concurrently therewith becoming an Additional Pool Aircraft) or permit a Pool Aircraft to be

Owned by another Eligible Person that is to become an Additional Grantor (including by transferring such Ownership from a Grantor to such Eligible Person or vice versa); provided that:

                              (A) such Person shall be an Eligible Person and shall have executed and delivered to the Security Trustee (1) on or prior to Owning a Pool Aircraft, or, if later, an aircraft owned by such Grantor becoming a Pool Aircraft hereunder, as applicable, a Grantor Supplement (or Collateral Supplement if such Person is already a Grantor hereunder) and (2) such documents (including UCC Financing Statements, charge documents (if applicable) and registrations and recordings with the FAA (if applicable) and the International Registry) as are required to grant to the Security Trustee, for the benefit of the Secured Parties, a perfected security interest in the Collateral Owned by such Additional Grantor (it being understood and agreed that, with respect to the Aircraft Collateral, only the Express Perfection Requirements shall be required to be satisfied); and

                              (B) such Grantor (or Issuer or another Grantor) shall have delivered a Lessee Notice to the applicable Lessee, and, to the extent required by the Express Perfection Requirements, shall procure a Lessee Acknowledgement in accordance with this Agreement signed by the applicable Lessee as promptly as practicable after the date the Additional Pool Aircraft is added to the Designated Pool and in any event no later than 180 days after such date.

                    (g) [reserved].

                    (h) Requirements Following an Event of Loss. If an Event of Loss occurs with respect to any Pool Aircraft, any Grantor shall within 120 days of the deemed occurrence of such Event of Loss either (i) replace the Pool Aircraft subject to such Event of Loss with one or more Replacement Aircraft which at such time have an aggregate Appraised Value that is equal to or greater than the Appraised Value than such Pool Aircraft had at such time prior to such Event of Loss (and the procedures set forth in Section 2.18(c) above are satisfied with respect to such Replacement Aircraft) and having an Eligible Lease thereof in effect, or (ii) deliver to the Security Trustee (directly under Section 2.07 or by delivery to the Securities Intermediary under an Account Control Agreement) an amount of cash, to be held as Collateral, equal to or greater than such Appraised Value of such Pool Aircraft prior to such Event of Loss, or (iii) effect a combination of one or more such Replacement Aircraft and cash as set forth in the preceding clauses (i) and (ii) such that the aggregate of the Appraised Value of such Replacement Aircraft and the amount of such cash is equal to or greater than such Appraised Value of such Pool Aircraft prior to such Event of Loss. Upon satisfaction of the conditions set forth in the preceding sentence with respect to any Pool Aircraft subject to such Event of Loss, the Security Trustee’s security interest (including International Interest) in, and Lien on, the Pool Aircraft subject to such Event of Loss (and any other Aircraft Collateral directly related to such Pool Aircraft) shall be automatically released and such Pool Aircraft shall be removed from the Designated Pool. The Security Trustee shall promptly execute and deliver to the Issuer and the relevant Grantor, at the Issuer’s expense, all documents, and take such actions, at the Issuer’s expense, that the Issuer or the relevant Grantor shall reasonably request to evidence its release of the security interests (including International Interests) in, and Liens on, the applicable Pool Aircraft (and any other Aircraft Collateral directly related to such Pool Aircraft). The Issuer or any Grantor may, at its option, designate portions of the applicable Appraised Value of any

Replacement Aircraft (the sum of which portions may not exceed 100% of such Appraised Value) to be used under this Section 2.18(h), Section 2.18(b), and/or Section 2.18(i) hereof.

                    (i) Release of Cash Collateral. So long as no Enforcement Event shall continue to exist thereafter, the Issuer or any Grantor shall have the right to request the Security Trustee to release from the Lien of this Agreement, and to transfer to the Person or account as requested by the Issuer or such Grantor, any cash Collateral by adding Additional Pool Aircraft to the Designated Pool pursuant to the procedures set forth in Section 2.18(c) above and, upon such addition, the Security Trustee will release from the Lien of this Agreement, and instruct and require the applicable Securities Intermediary to transfer to the Person or account as requested by the Issuer or such Grantor, an amount of cash Collateral equal to the then Appraised Value of such Additional Pool Aircraft or such portion of the Appraised Value of such Additional Pool Aircraft equal to the cash Collateral to be released as designated by the Issuer or any Grantor (or, if less, the balance of the cash Collateral). The Issuer or any Grantor may, at its option, designate portions of the applicable Appraised Value of any Additional Pool Aircraft (the sum of which portions may not exceed 100% of such Appraised Value) to be used under this Section 2.18(i), Section 2.18(b), and/or Section 2.18(h) hereof.

                    (j) Repayment or Defeasance of Series of Secured Notes. (i) Following the redemption, repayment or defeasance (legal or covenant) of a series of Secured Notes in its entirety, the Issuer or a Grantor may remove Pool Aircraft from the Designated Pool or may remove cash from the Collateral (or any combination of the foregoing) at any time; provided that, after giving effect to any such removal, the Debt-to-Collateral Value Ratio shall be determined and shall not exceed 55%; provided, further, that any other series of Secured Notes with an earlier scheduled maturity has also been redeemed, repaid or defeased in its entirety.

                              (ii) Any such determination of the Debt-to-Collateral Value Ratio pursuant to the preceding paragraph (i) must be calculated on the basis of the Issuer obtaining and delivering to the Security Trustee three (3) Appraisals of each Pool Aircraft from Qualified Appraisers that were issued no more than 90 days prior to the date of the removal.

                              (iii) Upon receipt by the Security Trustee of a notice from the Issuer or a Grantor that one or more Pool Aircraft is removed from the Designated Pool pursuant to paragraph (i) of this Section 2.18(j), the Security Trustee’s security interest (including International Interest) in, and Lien on, such Pool Aircraft (and any other Aircraft Collateral directly related to such Pool Aircraft) shall be automatically released and such Pool Aircraft shall be removed from the Designated Pool. The Security Trustee shall promptly execute and deliver to the Issuer and the relevant Grantor, at the Issuer’s expense, all documents, and take such actions, at the Issuer’s expense, that the Issuer or the relevant Grantor shall reasonably request to evidence the Security Trustee’s release of the security interests in (including International Interests), and Liens on, the such Pool Aircraft (and any other Aircraft Collateral directly related to such Pool Aircraft).

                              (iv) Upon receipt by the Security Trustee from the Issuer or a Grantor of a notice to remove cash from the Collateral pursuant to paragraph (i) of this Section 2.18(j), the Security Trustee will release from the Lien of this Agreement, and instruct and require the applicable Securities Intermediary to transfer to the Person or account as notified by the Issuer or such Grantor, the amount of cash Collateral so notified to be removed by the Issuer or such Grantor in such notice.

                    (k) Termination of Grantor’s Status. The Issuer may at any time and from time to time, upon not less than five (5) days’ revocable prior written notice from the Issuer to the Security Trustee, terminate a Grantor’s status as such, provided that such Grantor (i) does not Own any Pool Aircraft or will not Own any Pool Aircraft at the time such termination of such Grantor’s status as such takes effect and (ii) is not party to any Lease or Intermediate Lease or will not be at the time such termination of such Grantor’s status as such takes effect. If a Grantor’s status is terminated as such, the Security Trustee’s security interests (including International Interests) in, and Liens on, the assets of such Grantor shall be automatically released. The Security Trustee shall promptly execute and deliver to the Issuer and the relevant Grantor, at the Issuer’s expense, all documents that the Issuer or such Grantor shall reasonably request to evidence the Security Trustee’s release of the security interests (including International Interests) in and Liens on the applicable assets released in accordance with the previous sentence.

          Section 2.19. Protection of Security Interest of the Security Trustee. Each Grantor shall deliver to the Security Trustee such additional supplements to this Agreement, charge documents, and other similar instruments, agreements and documents (including UCC Financing Statements) as the Security Trustee may reasonably request to effectuate the terms hereof under and in accordance with the Security Documents and thereby to: grant, maintain, protect and evidence security interests in favor of the Security Trustee for the benefit of the Secured Parties, and take all actions necessary to perfect security interests in favor of the Security Trustee, in accordance with (a) the laws of the United States (or any instrumentality thereof) (including but not limited to the filing of UCC Financing Statements in the appropriate locations, and appropriate offices and registrations and recordings with the FAA and the International Registry), (b) the Cape Town Convention, (c) the laws of the jurisdiction of registration of each Pool Aircraft and (d) the laws of the jurisdiction of organization of the applicable Grantor hereunder, in any or all present and future property of such Grantor which would constitute Collateral under and in accordance with the terms of the Security Documents prior to the Liens of any Person, except to the extent Permitted Liens may have priority; provided, however, that, only the Express Perfection Requirements shall be required to be satisfied in respect of the Aircraft Collateral. Upon the request of the Issuer or any Grantor, the Security Trustee shall execute and deliver and, if applicable, pre-position with counsel identified in such request, and instruct such counsel, as requested by the Issuer or such Grantor, to file, record or register, as applicable, any document referred to above in this Section 2.19, and no Grantor shall be in breach of this Section or this Agreement should the Security Trustee fail to do so as so requested. To the extent that (i) the Security Trustee’s consent is required for any filing, recording or registration of any document referred to above in this Section, or (ii) the Security Trustee is required to initiate any such filing, recording or registration, the Security Trustee shall act in accordance with the Issuer’s or the applicable Grantor’s instructions to ensure that such consent or such initiation of such filing, recording or registration is effected, and no Grantor shall be in breach of this Section or this Agreement should the Security Trustee fail to do so as so instructed (it being understood and agreed that in no event shall the Security Trustee be liable for any failure to so file, record or register as a result of the Issuer’s or such Grantor’s failure to provide any necessary information or instruction required for such filing, recordation or registration in a timely manner or if such information is inaccurate or incomplete).

           Section 2.20. Change of Name, etc. (a) No Grantor shall change its name unless such Grantor shall have given the Security Trustee at least thirty (30) days’ prior written notice thereof; provided that, in any case in which such change of name would or could make this Agreement, the other Security Documents, any filings or registrations or any financing statement or continuation statement filed pursuant to the terms hereof misleading within the meaning of Section 9-507(c) of the UCC or any other applicable law, such Grantor shall or, upon the Security Trustee’s reasonable request, shall, at the Issuer’s expense, promptly file appropriate amendments to all previously made filings or registrations and all previously filed financing statements and continuation statements. Upon the request of the Issuer or any Grantor, the Security Trustee shall execute and deliver and, if applicable, pre-position with counsel identified in such request, and instruct such counsel, as requested by the Issuer or such Grantor, to file, record or register, as applicable, any document referred to above in this Section 2.20(a), and no Grantor shall be in breach of this Section or this Agreement should the Security Trustee fail to do so as so requested. To the extent that (i) the Security Trustee’s consent is required for any filing, recording or registration of any document referred to above in this Section, or (ii) the Security Trustee is required to initiate any such filing, recording or registration, the Security Trustee shall act in accordance with the Issuer’s or the applicable Grantor’s instructions to ensure that such consent or such initiation of such filing, recording or registration is effected, and no Grantor shall be in breach of this Section or this Agreement should the Security Trustee fail to do so as so instructed (it being understood and agreed that in no event shall the Security Trustee be liable for any failure to so file, record or register as a result of the Issuer’s or such Grantor’s failure to provide any necessary information or instruction required for such filing, recordation or registration in a timely manner or if such information is inaccurate or incomplete.

                    (b) Each Grantor shall give the Security Trustee at least thirty (30) days’ prior written notice of any change of such Grantor’s location (for purposes of 9-307 of the UCC).

                    (c) Each Grantor shall furnish to the Security Trustee from time to time such statements and schedules further identifying and describing the Collateral as the Security Trustee may reasonably request, all in reasonable detail.

          Section 2.21. Ownership, Operation and Leasing of Pool Aircraft. No Grantor shall:

                    (a) other than in connection with a sale, transfer or other disposition or removal permitted under Section 2.18, permit any Person other than the Issuer or a Subsidiary of the Issuer (except to the extent of the Local Requirements Exception) to own beneficially any Pool Aircraft, or permit any Person other than a Grantor (except to the extent of the Local Requirements Exception) to hold title to any Pool Aircraft;

                    (b) other than in connection with a sale, transfer or other disposition or removal permitted under Section 2.18, permit any Person other than the Issuer or a Subsidiary of the Issuer (except to the extent of the Local Requirements Exception) to hold any portion of the equity interest in any Intermediate Lessee; and

                     (c) enforce, terminate, cancel or amend, replace or waive any term of, or otherwise modify, any Assigned Lease with respect to any Pool Aircraft other than in a manner consistent with Leasing Company Practice.

          Section 2.22. Representations Regarding Operation. No Grantor shall represent or hold out, or consent to any Lessee representing or holding out, the Trustee, the Security Trustee or a Holder of the Secured Notes (solely in their capacities as such) as (i) the owner or lessor of any Pool Aircraft, (ii) carrying goods or passengers on any Pool Aircraft or (iii) being in any way responsible for any operation of carriage (whether for hire or reward or gratuitously) with respect to any Pool Aircraft.

          Section 2.23. Compliance with Laws, Etc. Each Grantor shall comply in all material respects with all Requirements of Laws applicable to it and preserve and maintain its corporate (or similar) existence, rights, franchises, qualifications, and privileges, except to the extent that the failure so to comply with such Requirements of Laws, or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges, is caused by a Third Party Event, or would not materially adversely affect the Collateral, the collectability of monies owed under the Leases or the ability of such Grantor to perform its obligations under this Agreement.

          Without limiting the foregoing, except as may be related to a Third Party Event, each Grantor shall obtain all governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required to be obtained by it in connection with this Agreement and for the Pool Aircraft Owned or leased by it, including a current certificate of airworthiness for each Pool Aircraft (issued by the applicable aviation authority and in the appropriate category for the nature of operations of such Pool Aircraft) unless such Pool Aircraft is not subject to a Lease or is undergoing maintenance or modification or the failure to so obtain any such governmental (including regulatory) registration, certificate, license, permit or authorization would not materially adversely affect the Collateral, the collectability of monies owed under the Leases or the ability of such Grantor to perform its obligations under this Agreement.

          Section 2.24. Information. The Issuer or a Grantor shall notify the Security Trustee and Trustee promptly after an officer of the Issuer responsible for matters related to this Agreement obtaining knowledge thereof, in writing and in reasonable detail, of any Event of Loss with respect to a Pool Aircraft.

          The Issuer shall furnish promptly, from time to time, subject to applicable confidentiality restrictions such other information, documents, records or reports respecting the Pool Aircraft and the Leases which are reasonably available to any Grantor and which the Trustee or the Security Trustee may (but shall not be obligated to), from time to time, reasonably request (including any Appraisal) to the extent necessary for the Trustee or the Security Trustee to confirm compliance with the terms of the Indenture or this Agreement.

          Section 2.25. Operation in the Ordinary Course. A Grantor may take the actions described in Section 8.07(c) hereof.

ARTICLE III

REMEDIES

          Section 3.01. Remedies. If any Enforcement Event has occurred and is continuing, and in each case subject to the quiet enjoyment rights of the applicable Lessee and/or sublessee of any Pool Aircraft:

                    (a) The Security Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, all of the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and all of the rights and remedies under applicable law and also may (i) require any Grantor to, and such Grantor hereby agrees that it shall, at the Issuer’s expense and upon written request of the Security Trustee, forthwith assemble all or any part of the Collateral as directed by the Security Trustee and make it available to the Security Trustee at a place to be designated by the Security Trustee that is reasonably convenient and (ii) without notice except as specified below, sell or cause the sale of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Security Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Security Trustee may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Security Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Security Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                    (b) The Security Trustee may, in addition to or in connection with any other remedies available hereunder or under any other applicable law, exercise any and all remedies granted under the Cape Town Convention as it shall determine in its sole discretion. In connection therewith, the parties hereby agree to the extent permitted by the UCC that (i) Article 9(1) and Article 9(2) of the Cape Town Convention, wherein the parties may agree or the court may order that any Collateral shall vest in the Security Trustee in or towards satisfaction of the Secured Obligations, shall not preclude the Security Trustee from obtaining title to any Collateral pursuant to any other remedies available under applicable law (including but not limited to Section 9-620 of the UCC); (ii) any surplus of cash or cash proceeds held by the Security Trustee and remaining after payment in full of all the Secured Obligations owed to it shall be paid over in accordance with Section 3.02 hereof; and (iii) the Security Trustee may obtain from any applicable court, pending final determination of any claim resulting from an Event of Default, speedy relief in the form of any of the orders specified in Article 13 of the Cape Town Convention and Article X of the Protocol as the Security Trustee shall determine in its sole and absolute discretion, subject to any procedural requirements prescribed by applicable laws.

                    (c) All cash proceeds received by the Security Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied in accordance with Section 3.02. Any sale or sales conducted in accordance with the terms of this Section 3.01 shall be deemed conclusive and binding on each Grantor and the Secured Parties.

          Section 3.02. Priority of Payments. The Security Trustee hereby agrees that all cash proceeds received by the Security Trustee in respect of any Collateral pursuant to Section 3.01 hereof and any payments by the Issuer to the Security Trustee following and during the existence of an Enforcement Event, will be paid or held by the Security Trustee in the order of priority set forth below:

                    (a) first, to be paid to the Trustee (after repayment of the Trustee’s and the Security Trustee’s fees and expenses and indemnities) for the benefit of the Holders of the Secured Notes until repayment in full of the Secured Obligations then due and payable;

                    (b) second, to be held by the Security Trustee as cash Collateral under Section 2.07 (after repayment of the Trustee’s and the Security Trustee’s fees and expenses and indemnities) for any series of Secured Notes that has not matured, until all such series of Secured Notes shall have become due and payable, to be then paid to the Trustee to be applied to repayment in full of the Secured Obligations in respect of all such series (or released to the Issuer or a Grantor pursuant to Section 2.18(j) hereof after the related redemption, repayment or defeasance of such Secured Notes); and

                    (c) third, all remaining amounts to be paid to the Grantors or to whomsoever a court of competent jurisdiction may direct.

          Section 3.03. Action on Instructions. The rights and remedies of the Security Trustee hereunder are subject to Article 6 (Remedies of the Trustee and Holder on Event of Default) of the Indenture, and the Security Trustee will only be permitted, subject to applicable law, to exercise remedies, including to sell the Collateral, at the direction of the Trustee or the Holders of a majority in principal amount of the Outstanding Secured Notes.

          Section 3.04. Excluded Property. Notwithstanding anything to the contrary contained in the Indenture, this Agreement and/or the other Security Documents, if the Security Trustee receives any amounts, which the Issuer or a Grantor notifies the Security Trustee constitutes Excluded Property, the Security Trustee shall promptly distribute such amounts upon receipt by the Security Trustee directly to the Person or Persons entitled thereto as so instructed by the Issuer or such Grantor.

ARTICLE IV

SECURITY INTEREST ABSOLUTE

          Section 4.01. Security Interest Absolute. Subject to Section 8.14, a separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against any other Grantor or whether any other Grantor is joined in any such action or actions. Except as otherwise provided in this Agreement, until the Secured Obligations then outstanding are paid in full, all rights of the Security Trustee and the security interests and Liens granted under, and all obligations of each Grantor under this Agreement shall be absolute and unconditional, irrespective of:

                    (a) any lack of validity or enforceability of the Indenture, any Security Document, Assigned Lease or any other agreement or instrument relating thereto;

                    (b) any change in the time, manner or place of payment of, the security for, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any Security Document, or Assigned Lease or any other agreement or instrument relating thereto;

                    (c) any taking, exchange, release or non-perfection of the Collateral or any other collateral or taking, release or amendment or waiver of or consent to departure from a guaranty, if any, for all or any of the Secured Obligations;

                    (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Secured Obligations;

                    (e) any change, restructuring or termination of the corporate structure or existence of any Grantor; or

                    (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or a third-party grantor of a security interest or a Person deemed to be a surety.

          Section 4.02. Solvency. Each Grantor represents and warrants, and agrees, that it is Solvent after giving effect to such Grantor’s grant of a security interest in its Collateral hereunder and such grant is not subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law. Solely for purposes of determining each Grantor’s compliance with the previous sentence, any indebtedness of a Grantor owed to the Issuer or a Subsidiary of the Issuer shall be treated as if it were not outstanding and the book value of such indebtedness shall be treated as if it were equity.

ARTICLE V

THE SECURITY TRUSTEE

          The Security Trustee and the Secured Parties agree among themselves as follows:

          Section 5.01. Authorization and Action. (a) Each Secured Party by its acceptance of the benefits of this Agreement hereby appoints and authorizes Wells Fargo as the initial Security Trustee to take such action as trustee on behalf of the Secured Parties and to exercise such powers and discretion under this Agreement and the Indenture as are specifically delegated to the Security Trustee by the terms of this Agreement and of the Indenture, and no implied duties and covenants shall be deemed to arise against the Security Trustee. For the avoidance of doubt, each Secured Party by its acceptance of the benefits of this Agreement hereby requests and instructs the Security Trustee to enter into all Assigned Lease-related documents and instruments on this date and as may arise from time to time for the purpose of establishing and maintaining its security interest for itself and for the benefit of the other Secured Parties in respect of any Assigned Lease.

                    (b) The Security Trustee accepts such appointment and agrees to perform the same, but only upon the terms of this Agreement (including any quiet enjoyment covenants given to the Lessees and/or, if applicable, any sublessees), and agrees to receive and disburse all moneys received by it in accordance with the terms of this Agreement. The Security Trustee in its individual capacity shall not be answerable or accountable under any circumstances, except for its own willful misconduct or gross negligence (or simple negligence in the handling of funds or breach of any of its representations or warranties set forth in this Agreement), and the Security Trustee shall not be liable for any action or inaction of any Grantor or any other parties to any of this Agreement or the Indenture.

                    (c) The powers conferred on the Security Trustee under this Agreement with respect to the Collateral are solely to protect its interests in this Agreement and shall not impose any duty upon it, except as explicitly set forth herein, to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it under this Agreement, the Security Trustee shall not have any duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve or perfect rights against any parties or any other rights pertaining to any Collateral. The Security Trustee shall not have any duty to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of any Grantor or Lessee. The Security Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of any Liens on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Security Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Security Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of the Indenture or any of the Security Documents.

          Section 5.02. Representations or Warranties. The Security Trustee shall not make, nor shall it be deemed to have made, any representations or warranties as to the validity, legality or enforceability of this Agreement, the Indenture or any other document or instrument or as to the correctness of any statement contained in any thereof, or as to the validity or sufficiency of any of the pledge and security interests granted hereby, except that the Security Trustee in its individual capacity hereby represents and warrants (a) that each such specified document to which it is a party has been or will be duly executed and delivered by one of its officers who is and will at such time be duly authorized to execute and deliver such document on its behalf, and (b) that this Agreement is or will be the legal, valid and binding obligation of the Security Trustee in its individual capacity, enforceable against the Security Trustee in its individual capacity in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

          Section 5.03. Reliance; Agents; Advice of Counsel. (a) The Security Trustee shall not incur any liability to anyone as a result of acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Security Trustee may accept a copy of a resolution of the board or other governing body of any party to this Agreement or the Indenture, certified by the Secretary or an Assistant Secretary thereof or other duly authorized Person of such party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said board or other governing body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described in this Agreement, the Security Trustee shall be entitled to receive and may for all purposes hereof conclusively rely, and shall be fully protected in acting or refraining from acting, on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Security Trustee for any action taken or omitted to be taken by them in good faith in reliance thereon. The Security Trustee shall assume, and shall be fully protected in assuming, that each other party to this Agreement is authorized by its constitutional documents to enter into this Agreement and to take all action permitted to be taken by it pursuant to the provisions of this Agreement, and shall not inquire into the authorization of such party with respect thereto.

                    (b) The Security Trustee may execute any of its powers hereunder or perform any duties under this Agreement either directly or by or through agents, including financial advisors, or attorneys or a custodian or nominee, provided, however, that the appointment of any agent shall not relieve the Security Trustee of its responsibilities or liabilities hereunder.

                    (c) The Security Trustee may consult with counsel and any opinion of counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such advice or opinion of counsel.

                    (d) The Security Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation hereto, at the request, order or direction of any of the Secured Parties, pursuant to the provisions of this Agreement, unless such Secured Party shall have offered to the Security Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

                    (e) The Security Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Security Trustee to perform, or be responsible or liable for the manner of performance of, any obligations of any Grantor under this Agreement or the other Security Documents.

                    (f) If the Security Trustee incurs expenses or renders services in connection with an exercise of remedies specified in Section 3.01, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors’ rights generally.

                    (g) The Security Trustee shall not be deemed to have notice or knowledge of an Event of Default or an Enforcement Event unless the Security Trustee obtains actual knowledge of such event or receives written notice of such event from the Issuer, a Grantor, the Trustee or the holders of at least 25% in principal amount of all Secured Notes at the time Outstanding.

                    (h) The Security Trustee shall not have any duty to monitor the performance of any Grantor or any other party to this Agreement, nor shall the Security Trustee have any liability in connection with malfeasance or nonfeasance by such parties. The Security Trustee shall not have any liability in connection with compliance by any Grantor or any Lessee under a Lease with statutory or regulatory requirements related to the Collateral, any Pool Aircraft or any Lease. The Security Trustee shall not make or be deemed to have made any representations or warranties with respect to the Collateral, any Pool Aircraft or any Lease or the validity or sufficiency of any assignment or other disposition of the Collateral, any Pool Aircraft or any Lease.

                    (i) The Security Trustee shall, without the need for any direction or consent or other action of or by the Trustee, any Holders of the Secured Notes or any other Person, (i) execute and deliver, approve of, consent to, file, record or register, as applicable, all amendments, modifications and supplements to this Agreement and/or the other Security Documents, or other instrument or document relating to this Agreement and/or the other Security Documents, contemplated or required to be executed, approved, consented to, filed, recorded or registered, as applicable, by the Security Trustee in accordance with the terms of this Agreement (whether pursuant to Article II or VIII hereof or otherwise) and (ii) release the Security Trustee’s security interest (including International Interests) in and liens on the Collateral, or applicable portion thereof, in accordance with the terms of this Agreement (whether pursuant to Article II or VIII hereof or otherwise), and shall, at the Issuer’s expense, execute and deliver to the Issuer and the relevant Grantor all documents, and take such actions, that the Issuer or the relevant Grantor shall reasonably request to evidence the Security Trustee’s release of the Collateral, or applicable portion thereof, in accordance with the terms of this Agreement (whether pursuant to Article II or VIII hereof or otherwise).

          Section 5.04. Cape Town Convention. The Security Trustee, during the term of this Agreement, shall establish and maintain a valid and existing account as a Transacting User Entity with the International Registry and appoint an Administrator and/or a Professional User Entity to make registrations and discharges in regard to the Collateral as required by this Agreement.

          Section 5.05. No Individual Liability. The Security Trustee shall not have any individual liability in respect of all or any part of the Secured Obligations, and all shall look, subject to the lien and priorities of payment provided herein and in the Indenture, only to the Collateral of the Grantors (to the extent provided herein) or in the case of the Issuer as provided herein or in the Indenture for payment or satisfaction of the Secured Obligations pursuant to this Agreement and the Indenture.

ARTICLE VI

SUCCESSOR SECURITY TRUSTEE

          Section 6.01. Resignation and Removal of the Security Trustee. The Security Trustee may resign at any time without cause by giving at least 30 days’ prior written notice to the Issuer and the Trustee. The Holders of a majority in principal amount of the Outstanding Secured Notes by the instructions of said Holders of a majority in principal amount of the Outstanding Secured Notes delivered to the Security Trustee, the Issuer and the Trustee, may at any time remove the Security Trustee without cause. No resignation by or removal of the Security Trustee pursuant to this Section 6.01 shall become effective prior to the date of appointment by the Trustee under the Indenture upon the instructions from the Holders of a majority in principal amount of the Outstanding Secured Notes of a successor Security Trustee and the acceptance of such appointment by such successor Security Trustee.

          Section 6.02. Appointment of Successor. (a) In the case of the resignation or removal of the Security Trustee, Holders of a majority in principal amount of the Outstanding Secured Notes by the instructions of such Holders of a majority in principal amount of the Outstanding Secured Notes delivered to the Trustee may instruct the Trustee to appoint a successor Security Trustee, and the Trustee shall promptly make such appointment. So long as no Event of Default shall have occurred and be continuing, any such successor Security Trustee shall as a condition to its appointment be reasonably acceptable to the Issuer. If a successor Security Trustee shall not have been appointed and accepted its appointment hereunder within 60 days after the Security Trustee gives notice of resignation, the retiring Security Trustee, the Trustee, or the Holders of a majority in principal amount of the Outstanding Secured Notes may petition any court of competent jurisdiction for the appointment of a successor Security Trustee. Any successor Security Trustee so appointed by such court shall immediately and without further act be superseded by any successor Security Trustee appointed as provided in the first sentence of this paragraph within one year from the date of the appointment by such court.

                    (b) Any successor Security Trustee shall execute and deliver to the Issuer, the Grantors and the relevant Secured Parties an instrument accepting such appointment. Upon the acceptance of any appointment as Security Trustee hereunder, a successor Security Trustee, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to this Agreement, and such other instruments or notices, as may be necessary, or as the successor Security Trustee may reasonably request in order to continue the perfection (if any) of the Liens granted or purported to be granted hereby, shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Security Trustee, and the retiring Security Trustee shall be discharged from its duties and obligations under this Agreement and the Indenture. The retiring Security Trustee shall take all steps necessary to transfer all Collateral in its possession and all its control over the Collateral to the successor Security Trustee. All actions under this paragraph (b) shall be at the expense of the Issuer; provided that if a successor Security Trustee has been appointed, or otherwise becomes such, as a result of the circumstances described in Section 6.02(d), any actions under this paragraph (b) as relating to such appointment shall be at the expense of the successor Security Trustee.

                    (c) The successor Security Trustee shall be an Eligible Institution, if there be such an institution willing, able and legally qualified to perform the duties of the Security Trustee hereunder and, unless such institution is an Affiliate of the initial Security Trustee or an Event of Default has occurred and is continuing, reasonably acceptable to the Issuer.

                    (d) Any corporation or other entity into which the Security Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Security Trustee shall be a party, or any corporation or other entity to which substantially all the corporate trust business of the Security Trustee may be transferred, shall be the Security Trustee under this Agreement without further act.

ARTICLE VII

INDEMNITY AND EXPENSES

          Section 7.01. Indemnity. (a) The Issuer shall indemnify, defend and hold harmless the Security Trustee (and its officers, directors, employees, representatives and agents) from and against, any loss, liability or expense (including reasonable legal fees and expenses) incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties hereunder. The Security Trustee (i) must provide reasonably prompt notice to the Issuer of any claim for which indemnification is sought, provided that the failure to provide notice shall only limit the indemnification provided hereby to the extent of any incremental expense or actual prejudice as a result of such failure; and (ii) must not make any admissions of liability or incur any significant expenses after receiving actual notice of the claim or agree to any settlement without the written consent of the Issuer, which consent shall not be unreasonably withheld. The Issuer shall not be required to reimburse any expense or indemnify against any loss or liability incurred by the Security Trustee through negligence or bad faith.

          The Issuer may, in its sole discretion and at its expense, control the defense of the claim including, designating counsel for the Security Trustee and controlling all negotiations, litigation, arbitration, settlements, compromises and appeals of any claim; provided that (i) the Issuer may not agree to any settlement involving any indemnified person that contains any element other than the payment of money and complete indemnification of the indemnified person without the prior written consent of the affected indemnified person, (ii) the Issuer shall engage and pay the expenses of separate counsel for the indemnified person to the extent that the interests of the Security Trustee are in conflict with those of the Issuer and (iii) the indemnified person shall have the right to disapprove the counsel designated by the Issuer which disapproval shall not be unreasonably given.

                    (b) The Issuer shall within ten (10) Business Days after demand pay to the Security Trustee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Security Trustee may incur in connection with (i) the administration of this Agreement (in accordance with fee arrangements agreed between the Security Trustee and the Issuer), (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Security Trustee or any other Secured Party against the Issuer or any Grantor hereunder or (iv) the failure by the Issuer or any Grantor to perform or observe any of the provisions hereof.

          Section 7.02. Secured Parties’ Indemnity. (a) The Security Trustee shall be entitled to be indemnified (subject to the limitations and requirements described in Section 7.01 mutatis mutandis) by the Holders (such Holders providing such indemnity being referred to as the “Indemnifying Holders”) to the sole satisfaction of the Security Trustee before proceeding to exercise any right or power under this Agreement at the request or direction of the Trustee or the Holders pursuant to the Indenture.

                    (b) In order to recover under Section 7.02 (a) above, the Security Trustee: (i) must provide reasonably prompt notice to the Trustee and the Indemnifying Holders of any claim for which indemnification is sought, provided that the failure to provide notice shall only limit the indemnification provided hereby to the extent of any incremental expense or actual prejudice as a result of such failure; and (ii) must not make any admissions of liability or incur any significant expenses after receiving actual notice of the claim or agree to any settlement without the written consent of the Indemnifying Holders which consent shall not be unreasonably withheld. No Holder shall be required to reimburse any expense or indemnify against any loss or liability sustained by the Security Trustee through negligence or bad faith.

                    (c) The Indemnifying Holders may, in their sole discretion, and at their expense, control the defense of the claim including, designating counsel for the Security Trustee and controlling all negotiations, litigation, arbitration, settlements, compromises and appeals of any claim; provided that (i) the Indemnifying Holders may not agree to any settlement involving any indemnified person that contains any element other than the payment of money and complete indemnification of the indemnified person without the prior written consent of the affected indemnified person, (ii) the Indemnifying Holders shall engage and pay the expenses of separate counsel for the indemnified person to the extent that the interests of the Security Trustee are in conflict with those of the Indemnifying Holders and (iii) the indemnified person shall have the right to disapprove the counsel designated by the Indemnifying Holders which disapproval shall not be unreasonably given.

                    (d) The provisions of Section 7.01 and this Section 7.02 shall survive the termination of this Agreement or the earlier resignation or removal of the Security Trustee.

          Section 7.03. No Compensation from Secured Parties. The Security Trustee agrees that it shall have no right against the Secured Parties for any fee as compensation for its services in such capacity.

          Section 7.04. Security Trustee Fees. In consideration of the Security Trustee’s performance of the services provided for under this Agreement, the Issuer shall pay to the Security Trustee an annual fee set forth under a separate agreement between the Issuer and the Security Trustee and shall reimburse the Security Trustee for expenses incurred including those associated with the International Registry.

ARTICLE VIII

MISCELLANEOUS

          Section 8.01. Amendments; Waivers; Etc. (a) No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Security Trustee and each other applicable party hereto. No failure on the part of the Security Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The Security Trustee may, but shall have no obligation to, execute and deliver any amendment or modification which would affect its duties, powers, rights, immunities or indemnities hereunder.

                    (b) Upon the execution and delivery by any Person of a Grantor Supplement, (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement to “Grantor” shall also mean and be a reference to such Additional Grantor, (ii) Annexes I, II, III and IV attached to each Grantor Supplement shall be incorporated into, become a part of and supplement and amend, as specified in such Grantor Supplement, Schedules I, III, IV and VI, respectively, and the Security Trustee may attach such Annexes as supplements to such Schedules; and each reference to such Schedules shall be a reference to such Schedules as so supplemented and amended, (iii) such Additional Grantor shall be a Grantor for all purposes under this Agreement and shall be bound by and perform the obligations of the Grantors hereunder, and (iv) the Security Trustee shall execute and deliver such Grantor Supplement.

                    (c) Upon the execution and delivery by a Grantor of a Collateral Supplement, (i) Annex I to each Collateral Supplement shall be incorporated into, become a part of and supplement and amend, as specified in such Collateral Supplement, Schedules I, III, IV and VI, respectively, and the Security Trustee may attach such Annexes as supplements to such Schedules; and each reference to such Schedules shall be a reference to such Schedules as so supplemented and amended, and (ii) the Security Trustee shall execute and deliver such Collateral Supplement.

          Section 8.02. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier and electronic mail) and telecopied, emailed or delivered to the intended recipient at its address specified, as follows:

If to the Issuer or a Grantor:

c/o GE Capital Aviation Services LLC
777 Long Ridge Road, Bldg C
Stamford, CT 06927
Attention: Operations Leader
Facsimile: (203) 961-3911
Email: NAnotices@GECAS.com

With a copy to:

c/o General Electric Capital Corporation
201 High Ridge Road
Stamford, CT 06927
Attention: Senior Vice President — Corporate Treasury
and Global Funding Operations
Facsimile: (203) 585-1191

If to the Security Trustee:

Wells Fargo Bank Northwest, N.A.
260 North Charles Lindbergh Drive
MAC: U1240-026
Salt Lake City, Utah 84116
Attention: Corporate Trust Lease Group
Fax: (801) 246-7142

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 8.02. Each such notice shall be effective (a) on the date personally delivered to an authorized officer of the party to which sent, or (b) on the date transmitted by legible telecopier or electronic mail transmission with a confirmation of receipt (except that, if not given during normal business hours for the recipient, shall be deemed to have been given on the next business day for the recipient).

          Section 8.03. No Waiver; Remedies. No failure on the part of the Security Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 8.04. Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

          Section 8.05. Continuing Security Interest; Assignments. Subject to Section 8.06, this Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the earliest of (i) the redemption or payment in full in cash of the Secured Notes then Outstanding as provided in the Indenture, (ii) defeasance (legal or covenant) of the Outstanding Secured Notes as and to the extent provided in the Indenture or (iii) no Secured Notes being Outstanding as provided in the Indenture, provided, that, in the case of clauses (i), (ii) and (iii) above, all other Secured Obligations then due and payable shall have been paid in full, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Security Trustee hereunder, to the benefit of and be binding upon the Secured Parties and their respective successors, permitted transferees and permitted assigns.

          Section 8.06. Release and Termination. (a) Upon any sale, lease, transfer or other disposition or removal from the Designated Pool of any Pool Aircraft or the removal or release of any Account Collateral or sale, lease, transfer or other disposition of any other item of Collateral in each case in accordance with the terms of this Agreement and the Indenture, such item of Collateral and all related Collateral will be deemed automatically, and without the need for further action by any Person, released from the Lien hereof, and the Security Trustee will, at the Issuer’s expense, (i) execute and deliver to the Issuer and the Grantor of such item of Collateral and all related Collateral such documents as the Issuer or such Grantor shall reasonably request and provide to the Security Trustee, and take such other actions as the Issuer or such Grantor may reasonably request, to evidence the release of such item of Collateral and all related Collateral from the assignment and security interest (including International Interests and Liens) granted or created hereby and (ii) deliver to such Grantor any Chattel Paper Original of the Lease of such Pool Aircraft then held by the Security Trustee pursuant to this Agreement, and to the extent that (A) the Security Trustee’s consent is required for any discharge of the interests in such released Collateral from the International Registry or other registry or (B) the Security Trustee is required to initiate any such discharge, the Security Trustee shall ensure that such consent or such initiation of such discharge is effected upon the Issuer’s or a Grantor’s request therefor.

                    (b) Upon the occurrence of an event described in clauses (i), (ii) or (iii) of Section 8.05(a) above and subject to the requirements of applicable Law, the assignment and security interest granted by Section 2.01 hereof shall terminate and all provisions of this Agreement (except for Section 7.01 or this Section 8.06(b)) relating to the Secured Obligations, the Lien hereof, the Secured Parties or the Security Trustee shall cease to be of any effect. Upon any such termination, the Security Trustee will, at the Issuer’s expense, (i) execute and deliver to the Issuer and each relevant Grantor such documents as the Issuer or such Grantor shall prepare and reasonably request, and take such other actions as the Issuer or such Grantor may reasonably request, to evidence such termination and (ii) deliver to each relevant Grantor the Chattel Paper Originals then held by the Security Trustee pursuant to this Agreement, and to the extent that (A) the Security Trustee’s consent is required for any discharge of the interests in such released Collateral from the International Registry or other registry or (B) the Security Trustee is required to initiate any such discharge, the Security Trustee shall ensure that such consent or such initiation of such discharge is effected upon the Issuer’s or a Grantor’s request therefor.

                    (c) If, prior to the termination of this Agreement, the Security Trustee ceases to be the Security Trustee in accordance with the provisions of Section 6.01, all certificates, instruments, Chattel Paper Originals or other documents being held by the Security Trustee at such time shall, within five (5) Business Days from the date on which it ceases to be the Security Trustee, be delivered to the successor Security Trustee.

          Section 8.07. Compliance with TIA.

                    (a) The Issuer will comply with the provisions of Section 314(d) of the TIA if and to the extent applicable to any release of or addition to Collateral; provided, that the Issuer shall not be required to comply with the requirements of Section 314(d) of the TIA if it reasonably determines that under the terms of Section 314(d) of the TIA or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, existing from time to time, all or any portion of Section 314(d) of the TIA is inapplicable to any release or series of releases of Collateral.

                    (b) Any certificate or opinion required by Section 314(d) of the TIA may be made by an officer of the Issuer, except in cases in which Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person. The release of any Collateral from the Lien hereof and of the Security Documents pursuant to the terms of the Security Documents or the Indenture will be deemed not to impair the security under the Indenture, this Agreement and the other Security Documents in contravention of the provisions thereof or hereof.

                    (c) Subject to the other terms and conditions of the Indenture, this Agreement and the other Security Documents, including Section 2.18, the Grantors may, without any release or consent by the Trustee, the Security Trustee or the Holders of the Secured Notes, conduct ordinary course activities in accordance with Leasing Company Practice with respect to the Collateral, such as: (i) selling, transferring, exchanging, abandoning, leasing or otherwise disposing of property subject to the Liens securing the Secured Obligations, including Airframe and Engine parts, components, ancillary equipment or devices included within the Collateral; (ii) enforcing, terminating, canceling or amending, replacing or waiving any term of, or otherwise modifying, any of the Assigned Leases or other leasehold interests in the Collateral; (iii) holding, using, applying, disposing of and otherwise dealing with any cash, accounts receivable or other amounts from time to time received or receivable under the Assigned Leases or otherwise in respect of the Collateral; (iv) altering, repairing or replacing property subject to the Liens securing the Secured Obligations, including Airframe and Engine parts, components, ancillary equipment or devices included within the Collateral; and (v) selling, disposing of or transferring any inventory that is Collateral. By the January 15 and July 15 following each Measurement Period, the Issuer shall deliver to the Trustee and the Security Trustee an Officer’s Certificate to the effect that all actions authorized by this paragraph occurring during such Measurement Period occurred in the ordinary course of the Issuer’s and the Grantors’ business and were permitted by this Agreement and that all proceeds therefrom were used by the Issuer and the Grantors in the ordinary course of their business or to make cash payments not prohibited by the Indenture and by this Agreement.

                    (d) Each Grantor shall take such action as is necessary for the Issuer to furnish any annual opinions required by Section 15.01 (Security) of the Indenture relating to the validity of the Liens.

                    (e) If and to the extent required by the TIA, upon any application or demand by the Issuer or any Grantor to the Security Trustee or the Trustee to take any action under any of the provisions of this Agreement or the other Security Documents (including, without limitation, if and to the extent required by the TIA, in connection with the actions described in Sections 2.18, 8.06(a), 8.06(b), 8.13(b) and 8.13(c) hereof), the Issuer shall furnish to the Security Trustee or the Trustee any certificates and/or the opinions described in Section 16.05 (Evidence of Compliance with Conditions Precedent) of the Indenture relating to compliance with conditions precedent.

          Section 8.08. Currency Conversion. If any amount payable by the Issuer under this Agreement is received or recovered by the Security Trustee in a currency (the “Received

Currency”) other than the currency in which such amount was expressed to be payable under this Agreement (the “Agreed Currency”), then the amount in the Received Currency actually received or recovered by the Security Trustee, to the extent permitted by law, shall only constitute a discharge of the Issuer to the extent of the amount of the Agreed Currency which the Security Trustee was or would have been able in accordance with its normal procedures to purchase on the date of actual receipt or recovery (or, if that is not practicable, on the next date on which it is so practicable), and, if the amount of the Agreed Currency which the Security Trustee is or would have been so able to purchase is less than the amount of the Agreed Currency which was originally payable by the Issuer, the Issuer shall pay to the Security Trustee for the benefit of the Secured Parties such amount as it shall determine to be necessary to indemnify the Security Trustee and the Secured Parties against any loss sustained by it as a result (including the cost of making any such purchase and any premiums, commissions or other charges paid or incurred in connection therewith) and so that, to the extent permitted by law, (i) such indemnity shall constitute a separate and independent obligation of the Issuer distinct from its obligation to discharge the amount which was originally payable by the Issuer and (ii) shall give rise to a separate and independent cause of action and apply irrespective of any indulgence granted by the Security Trustee and continue in full force and effect notwithstanding any judgment, order, claim or proof for a liquidated amount in respect of the amount originally payable by the Issuer or any judgment or order and no proof or evidence of any actual loss shall be required.

          Section 8.09. Governing Law. THIS AGREEMENT IS DELIVERED IN THE STATE OF NEW YORK. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, AND ALL ISSUES CONCERNING THE RELATIONSHIP OF THE PARTIES HERETO AND THE ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES (WITH THE EXCEPTION OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).

          Section 8.10. Jurisdiction; Consent to Service of Process. (a) To the extent permitted by applicable law, each party, and the Issuer, hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Security Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Security Documents against any Grantor or its properties in the courts of any jurisdiction.

                    (b) Each party, and the Issuer, hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Security Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                    (c) Each party, and the Issuer, to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          Section 8.11. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Security Documents and the Indenture constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement (i) will become effective when the Security Trustee and the Issuer shall have received counterparts hereof that, when taken together, bear the signatures of each of the parties hereto and (ii) thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic mail will be effective as delivery of a manually executed counterpart of this Agreement.

          Section 8.12. Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

          Section 8.13. Non-Invasive Provisions; Engine Substitutions; Certain Collateral Related Matters. (a) Notwithstanding any other provision of this Agreement, the Security Trustee agrees that, so long as no Enforcement Event shall have occurred and be continuing, it will not take any action or cause to be taken any action, or permit any Person claiming by, through or on behalf of it to take any action or cause any action, that would interfere with the possession, use, operation and quiet enjoyment of and other rights with respect to any Pool Aircraft or Collateral related thereto and all rents, revenues, profits and income therefrom, including the right to enforce manufacturers’ warranties, the right to apply or obtain insurance proceeds for damage to any Pool Aircraft or any part thereof to the repair or replacement of any Pool Aircraft or any part thereof or otherwise to the extent not required to be deposited as cash Collateral hereunder, the right to require the re-registration of any Pool Aircraft and the right to engage in pooling, leasing and similar actions, in each case in accordance with the terms of this Agreement.

                    (b) Notwithstanding any other provision of this Agreement, the Security Trustee agrees, (i) so long as no “Event of Default” (or similar term) under and as defined in a Lease shall have occurred and be continuing and as otherwise provided in such Lease, not to take any action or cause to be taken any action, or permit any Person claiming by, through or on behalf of it to take any action or cause any action, that would interfere with the possession, use, operation and quiet enjoyment of and other rights of the Lessee (or, if applicable, its sublessee) with respect to the Pool Aircraft or part thereof subject to such Lease or Collateral related thereto and all rents, revenues, profits and income therefrom, including, the right to enforce manufacturers’ warranties, the right to apply or obtain insurance proceeds for damage to such Pool Aircraft or any part thereof to the repair of any Pool Aircraft or any part thereof or otherwise as provided in such Lease and the right to engage in pooling, leasing and similar actions, in each case in accordance with the terms of such Lease, (ii) with respect to a sublease under which the sublessee has been granted rights of quiet enjoyment by a Grantor, so long as no “Event of Default” (or similar term) under and as defined in such sublease shall have occurred and be continuing and as otherwise provided in such sublease, not to take any action or cause to be taken any action, or permit any Person claiming by, through or on behalf of it to take any action or cause any action, that would interfere with the possession, use, operation and quiet enjoyment of and other rights of such sublessee with respect to the Pool Aircraft or part thereof subject to such sublease or Collateral related thereto and all rents, revenues, profits and income therefrom, including, the right to enforce manufacturers’ warranties, the right to apply or obtain insurance proceeds for damage to such Pool Aircraft or any part thereof to the repair of any Pool Aircraft or any part thereof or otherwise as provided in such sublease and the right to engage in pooling, leasing and similar actions, in each case in accordance with the terms of such sublease and (iii) to release any Lien the Security Trustee may have upon any Pool Aircraft or any part thereof upon the exercise by the Lessee or sublessee of such Pool Aircraft or part thereof of any right to purchase such Pool Aircraft or any part thereof or obtain or require the conveyance of title to such Pool Aircraft or any part thereof, in each case as contemplated by Sections 2.18 and 8.07(c) hereof and in accordance with the terms of such Lease or sublease or a Permitted Lien referred to in clause (o) of the definition of Permitted Liens.

                    (c) The Security Trustee agrees to release any security interest (including International Interests) and Lien the Security Trustee may have upon any Engine, and such security interest and Lien is deemed automatically and without further act to be released, upon (i) a Grantor providing the Security Trustee with written notice of a transfer thereof and with a copy of the bill of sale or other instrument evidencing the transfer of title of a replacement Engine to a Grantor or (ii) the total loss payment being received (or Replacement Aircraft being provided) in a case where the Airframe, but not such Engine, was the subject of an Event of Loss; provided that, for the avoidance of doubt, the Security Trustee shall not release any Lien upon an Engine that is not replaced by a Grantor or a Lessee or sublessee or other Person, unless such Engine is associated with an aircraft that was subject to an Event of Loss or otherwise removed from the Designated Pool (in which case the Security Trustee shall release any security interest (including International Interests) and Lien the Security Trustee may have upon such Engine, and such security interest and Lien is deemed automatically and without further act to be released). The relevant Grantor shall at the request of the Security Trustee execute a supplement to this Agreement to evidence that any such replacement engine has become subject to the Lien of this Agreement and the Security Trustee shall, at the Issuer’s expense and at the request of the Issuer or the relevant Grantor, execute a supplement to this Agreement, and execute and deliver such further documents and take such action as the Issuer or the relevant Grantor shall reasonably request, to evidence the release of the applicable Engine from the security interest (including International Interest) and Lien of the Security Trustee.

                    (d) The Security Trustee, on behalf of each Secured Party, agrees that it will not claim, and upon the request of the Issuer or the relevant Grantor, the Security Trustee will confirm in writing that it does not claim, any right, title or interest in any engine or part (including any audio, visual, telephonic, seating, entertainment or similar equipment) that is installed on a Pool Aircraft which does not constitute an “engine” or “part” as defined in the applicable Lease.

                    (e) For the avoidance of doubt, the Security Trustee agrees that a Grantor or an Intermediate Lessee may from time to time lease out an engine that is part of a Pool Aircraft or lease in an engine that is not part of a Pool Aircraft as it determines in accordance with Leasing Company Practice.

                    (f) The Security Trustee shall, from time to time upon the request of the Issuer or the relevant Grantor, provide a quiet enjoyment letter or agreement (in the substance of Section 8.13(b) or as provided in Section 2.06(a), if applicable, or as otherwise agreed with the Issuer or the relevant Grantor or in the form provided for in the applicable Lease) relating to each Lease and/or, if applicable, sublease of each aircraft that will be or is a Pool Aircraft. In furtherance of the foregoing:

                              (I) if the applicable Lease so provides (or it is consistent with Leasing Company Practice to so agree with the applicable Lessee), the Security Trustee shall provide an agreement that if an “event of default” under the Lease shall not have occurred and be continuing, the Security Trustee will not: (i) discharge the registration with the International Registry of the International Interests arising with respect to the Lease, or (ii) transfer the right to discharge any of such International Interests to any other Person or cause any such right to be so transferred; and

                              (II) if the term of the applicable Lease is extended or there is an engine substitution or replacement under a Lease, the Security Trustee shall, upon the request of the Issuer or the relevant Grantor, register on the International Registry a subordination of the International Interest provided for hereunder with respect to each Aircraft Object subject to such Lease to any International Interest constituted by the extension of such term and/or the lease of such substitute or replacement engine.

          Section 8.14. Limited Recourse. (a) The Grantors are not obligors with respect to the Secured Notes, and are not guarantors with respect to the Secured Obligations except in respect of their obligation to provide Collateral pursuant to Section 2.01. Accordingly, in the event that the Collateral of a Grantor is insufficient, after payment of all other claims, if any, ranking in priority to the claims of the Security Trustee or any Secured Party hereunder, to pay in full claims of the Security Trustee or such Secured Party (as the case may be) for payment of all Secured Obligations payable hereunder, then the Security Trustee or such Secured Party shall have no further claim against such Grantor in respect of any such unpaid amounts.

                    (b) To the extent permitted by applicable law, no recourse under any obligation, covenant or agreement of any party contained in this Agreement shall be had against any shareholder, officer or director of the relevant party as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of the relevant party and no personal liability shall attach to or be incurred by the shareholders, officers or directors of the relevant party as such, or any of them under or by reason of any of the obligations, covenants or agreements of such relevant party contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such party of any of such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer or director is hereby expressly waived by the other parties as a condition of and consideration for the execution of this Agreement.

                    (c) The guarantees, obligations, liabilities and undertakings granted by any Grantor organized under the laws of France or a similar jurisdiction under this Agreement and the other Security Documents shall, for each relevant financial year, be, in any and all cases, strictly limited to 90% of the annual net margin generated by such Grantor or Grantors in connection with back-to-back leasing activities between it and any other Grantor with respect to the lease of Pool Aircraft.

                    (d) Each Grantor that is a bank or trust company that executes this Agreement or any related document as an owner trustee is doing so solely in its capacity as Owner Trustee under the relevant trust agreement and not in its individual capacity, and in no case shall it (or any entity acting as successor Owner Trustee under the relevant trust agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of such Grantor, all such liability being hereby waived; provided, however, that it (or any successor Owner Trustee) shall be personally liable for its own gross negligence, its own simple negligence in the handling of funds actually received by it in accordance with the terms of this Agreement, its fraud or willful misconduct; and provided, further, that nothing contained in this Section shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or any related document of rights and remedies against the relevant trust estate.

[The Remainder of this Page is Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its representative or officer thereunto duly authorized as of the date first above written.

INITIAL GRANTORS:

AFS INVESTMENTS 52 LLC

By:	National Aviation Solutions, Inc., its member

By:

Name:
Title:

AFS INVESTMENTS 54 LLC

By:	National Aviation Solutions, Inc., its member

By:

Name:
Title:

AFS INVESTMENTS 55 LLC

By:	National Aviation Solutions, Inc., its member

By:

Name:
Title:

AFS INVESTMENTS 56 LLC

By:	National Aviation Solutions, Inc., its member

By:

Name:
Title:

[Signature Page – Aircraft Mortgage and Security Agreement]

AFS INVESTMENTS 57 LLC

By:	NAS Investments 3, Inc., its member

By:

Name:
Title:

AFS INVESTMENTS 68 LLC

By:	AFS Investments 67, Inc., its member

By:

Name:
Title:

AFS INVESTMENTS 71 LLC

By:	AFS Investments 67, Inc., its member

By:

Name:
Title:

AFS INVESTMENTS XL-C LLC

By:	NAS Investments 3, Inc., its member

By:

Name:
Title:

CHARLES RIVER AIRCRAFT FINANCE, INC.

By:

Name:
Title

[Signature Page – Aircraft Mortgage and Security Agreement]

TUOLUMNE RIVER AIRCRAFT FINANCE, INC.

By:

Name:
Title:

[Signature Page – Aircraft Mortgage and Security Agreement]

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under each Trust Agreement listed on Schedule II hereto to which it is a party

By:

Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under each Trust Agreement listed on Schedule II hereto to which it is a party

By:

Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under each Trust Agreement listed on Schedule II hereto to which it is a party

By:

Name:
Title:

WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under each Trust Agreement listed on Schedule II hereto to which it is a party

By:

Name:
Title:

[Signature Page – Aircraft Mortgage and Security Agreement]

ISSUER AGREEMENT

THE UNDERSIGNED HEREBY AGREES TO BE BOUND BY AND PERFORM THE OBLIGATIONS OF THE “ISSUER” PROVIDED FOR IN THIS AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

GENERAL ELECTRIC CAPITAL CORPORATION

By:

Name:
Title:

SECURITY TRUSTEE:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as the Security Trustee

By:

Name:
Title:

[Signature Page – Aircraft Mortgage and Security Agreement]

SCHEDULE I
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

AIRCRAFT OBJECTS

	Airframe Manufacturer	Airframe Model	Airframe MSN	Engine Manufacturer and Model	Engine MSNs	Owned by

1

2

3

4

5

6

7

8

9

10

11

12

13

14

15

16

17

18

19

20

Sch. I-1

	Airframe Manufacturer	Airframe Model	Airframe MSN	Engine Manufacturer and Model	Engine MSNs	Owned by

21

22 4

23

24

25

26

27

28

29

30

31

32

33

34

35

36

37

38

39

40

41

42

Sch. I-2

	Airframe Manufacturer	Airframe Model	Airframe MSN	Engine Manufacturer and Model	Engine MSNs	Owned by

43

44

45

46

47

48

49

50

51

52

53

54

55

56

57

58

59

60

61

62

63

64

Sch. I-3

	Airframe Manufacturer	Airframe Model	Airframe MSN	Engine Manufacturer and Model	Engine MSNs	Owned by

65

66

67

68

69

70

71

72

73

74

75

76

77

78

79

80

81

82

83

84

85

86

Sch. I-4

	Airframe Manufacturer	Airframe Model	Airframe MSN	Engine Manufacturer and Model	Engine MSNs	Owned by

87

88

89

90

91

92

93

94

95

96

97

98

99

100

101

102

103

104

105

106

107

108

Sch. I-5

	Airframe Manufacturer	Airframe Model	Airframe MSN	Engine Manufacturer and Model	Engine MSNs	Owned by

109

110

111

112

113

114

115

116

117

118

119

120

121

122

123

124

125

126

127

128

129

130

Sch. I-6

	Airframe Manufacturer	Airframe Model	Airframe MSN	Engine Manufacturer and Model	Engine MSNs	Owned by

131

132

133

134

135

136

137

Sch. I-7

SCHEDULE II
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

LIST OF TRUST AGREEMENTS

Sch. II-1

SCHEDULE III
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

TRADE NAMES

Sch. III-1

SCHEDULE IV
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

Name of Grantor (or owner trustee of Grantor if an Owner Trust)	“location” (for purposes of Section 9-307 of the UCC) and Organizational ID (if applicable)

AFS Investments 52 LLC	Delaware
AFS Investments 54 LLC	Delaware
AFS Investments 55 LLC	Delaware
AFS Investments 56 LLC	Delaware
AFS Investments 57 LLC	Delaware
AFS Investments 68 LLC	Delaware
AFS Investments 71 LLC	Delaware
AFS Investments XL-C LLC	Delaware
Charles River Aircraft Finance, Inc.	Delaware
Tuolumne River Aircraft Finance, Inc.	Delaware

Owner Trusts in which U.S. Bank National Association is the Owner Trustee	Ohio

Owner Trusts in which U.S. Bank Trust National Association is the Owner Trustee	Delaware

Owner Trusts in which Wells Fargo Bank Northwest, National Association is the Owner Trustee	Utah

Owner Trusts in which Wilmington Trust Company is the Owner Trustee	Delaware

Sch. IV-1

SCHEDULE V
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

INSURANCE

1.	Obligation to Insure

Subject to the other paragraphs of this Schedule V, so long as this Agreement shall remain in effect, each Grantor will ensure that there is effected and maintained appropriate Insurances in respect of each Pool Aircraft Owned or leased by such Grantor and such Pool Aircraft’s operation including insurance for:

(a) loss or damage to such Pool Aircraft and each part thereof; and

(b)

any liability for injury to or death of persons and damage to or the destruction of public or private property arising out of or in connection with the operation, storage, maintenance or use of (in each case to the extent available) such Pool Aircraft and of any other part thereof not belonging to or leased by such Grantor but from time to time installed on the airframe of such Pool Aircraft.

2.	Specific Insurances

Each Grantor will maintain or will cause to be maintained the following specific Insurances with respect to each Pool Aircraft Owned or leased by it (subject to the other paragraphs of this Schedule V):

(a)

All Risks Hull Insurance - All risks hull insurance policy on such Pool Aircraft in an amount at least equal to the “Agreed Value” or other minimum amount required to be carried by the Lessee under the applicable Lease (or if no Lease is in effect the Appraised Value) of such Pool Aircraft (the “Required Insured Value”) on an agreed value basis (it being understood and agreed that, so long as no Event of Default has occurred and is continuing, the Security Trustee is not required to be named as loss payee or a “Contract Party” in respect of such hull insurance, but that upon the occurrence and continuance of an Event of Default, the Security Trustee is required to be named as loss payee or “Contract Party,” as applicable, in respect of such hull insurance);

(b)

Hull War Risk Insurance - Hull war risk and allied perils insurance, including hijacking, (excluding, however, confiscation by government of registry or country of domicile to the extent coverage of such risk is not generally available to the applicable Lessee in the relevant insurance market at a commercially reasonable cost or is not customarily obtained in accordance with Leasing Company Practice) on such Pool Aircraft where the custom in the industry is to carry war risk for aircraft operating on routes or kept in locations similar to such Pool Aircraft in an amount not less than the Required Insured Value on an agreed value basis (it being understood and agreed that, so long as no Event of Default has occurred and is continuing, the Security Trustee is not required to be named as loss payee or a “Contract Party” in respect of such hull insurance, but that upon the occurrence

Sch. V-1

and continuance of an Event of Default, the Security Trustee is required to be named as loss payee or “Contract Party,” as applicable, in respect of such hull insurance);

(c)

Legal Liability Insurance - Third party legal liability insurance (including war and allied perils) for a combined single limit (bodily injured and property damage) of not less than such amount as is consistent with Leasing Company Practice. The Security Trustee shall be named as additional insured on such policies;

(d) Aircraft Spares Insurance - Insurance for the engines and the parts while not installed on the airframe for their replacement cost or an agreed value basis.

3.	Variations on Specific Insurance Requirements

In certain circumstances, it is customary that not all of the Insurances described in paragraph 1 or 2 of this Schedule V be carried for the Pool Aircraft. For example, when a Pool Aircraft is not on lease to a passenger air carrier or is in storage or is being repaired or maintained, ferry or ground rather than passenger flight coverage for such Pool Aircraft is applicable. Similarly, indemnities may be provided by a Governmental Authority or other Person in lieu of particular insurances. The relevant Grantor will determine the necessary coverage for the Pool Aircraft in such situations consistent with Leasing Company Practice with respect to similar aircraft.

4.	Hull Insurances in Excess of Required Insurance Value

For the avoidance of doubt, any Grantor and/or any Lessee or sublessee may carry hull risks and hull war and allied perils insurance on any Pool Aircraft in excess of the Required Insured Value for such Pool Aircraft which will not be payable to the Security Trustee. Such excess insurances may be payable to any Person acceptable to such Grantor.

5.	Currency

All insurance and reinsurances effected pursuant to this Schedule V shall be payable in Dollars, save that in the case of the Insurances referred to in paragraph 2(c) (if such denomination is (a) required by the law of the state of registration of the Pool Aircraft; or (b) the normal practice of airlines in the relevant country that operate aircraft leased from lessors located outside such country; or (c) otherwise accepted in accordance with Leasing Company Practice) or paragraph 2(d) of this Schedule V such Insurances may be payable in currencies other than Dollars.

6.	Certain Specific Terms of Insurances outside the U.S. Insurance Market

With respect to any Pool Aircraft Owned or leased by a Grantor as to which the insurance policies required by this Schedule V with respect to such Pool Aircraft are led from the London and/or other non-US insurance market and which pertain to financed or leased aircraft equipment, such Grantor agrees that, so long as this Agreement shall remain in

Sch. V-2

effect, such Pool Aircraft will be insured and such insurance policies endorsed either (i) in a manner consistent with AVN67B or a successor London market endorsement, as it may be amended or revised or its equivalent or (ii) as may then be customary in the airline industry for aircraft of the same type as such Pool Aircraft utilized by operators in the same country and whose operational network for such Pool Aircraft and credit status is similar to the type of business as the applicable Lessee (if any) and at the time commonly available in the insurance market. In all cases, the relevant Grantor will set the standards for, review and manage the Insurances on the Pool Aircraft consistent with Leasing Company Practice with respect to similar aircraft.

7.	Insurance Brokers and Insurers

In reviewing and accepting the insurance brokers (if any) and reinsurance brokers (if any) and insurers and reinsurers (if any) providing coverage with respect to the Pool Aircraft, the relevant Grantor will utilize standards consistent with Leasing Company Practice with respect to similar aircraft. It is recognized that airlines in certain countries are required to utilize brokers (and sometimes even no brokers) or carry insurance with local insurance brokers and insurers. If at any time any Pool Aircraft is not subject to a Lease, the relevant Grantor will cause its insurance brokers to provide the Security Trustee with evidence that the insurances required by this Schedule V are in full force and effect.

8.	Deductible Amounts, Self-Insurance and Reinsurance

With respect to the type of aircraft concerned, the nationality and creditworthiness of the airline operator, the airline operator’s use and operation thereof and to the scope of and the amount covered by the insurances carried by the Lessee, the relevant Grantor will apply standards consistent with Leasing Company Practice with respect to similar aircraft in reviewing and accepting the amount of any insurance deductibles, whether the Lessee may self-insure any of the risks covered by the insurances and the scope and terms of reinsurance, if any, including a cut-through clause. If any time a Pool Aircraft is not subject to a Lease, the relevant Grantor shall cause to be maintained the Insurances required hereunder but it may have deductibles consistent with Leasing Company Practice for other off-lease aircraft or be “self-insured” by the Issuer or General Electric Company in a manner consistent with Leasing Company Practice for other off-lease aircraft.

9.	Renewals

The Issuer will ensure that the Insurances on the Pool Aircraft and their expiration dates are monitored. The relevant Grantor shall, when requested by the Security Trustee, promptly inform the Security Trustee as to whether or not it has been advised that renewal instructions for any of the Insurances have been given by the airline operator or its broker prior to or on the scheduled expiry date of the relevant insurance. The relevant Grantor shall promptly notify the Security Trustee in writing if it receives notice that any of the Insurances have in fact expired without renewal. Promptly after receipt, the relevant Grantor will provide to the Security Trustee evidence of renewal of the Insurances and reinsurance (if any).

Sch. V-3

10.	Information

Subject to applicable confidentiality restrictions, each of the Grantors shall provide the Security Trustee or shall ensure that the Security Trustee is provided with any information reasonably requested by it from time to time concerning the Insurances maintained with respect to the Pool Aircraft or, if reasonably available to the Grantors, in connection with any claim being made or proposed to be made thereunder.

Sch. V-4

SCHEDULE VI
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

AIRCRAFT LEASES

Sch. VI-5

EXHIBIT A-1
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

FORM OF COLLATERAL SUPPLEMENT

Wells Fargo Bank Northwest, N.A., as the Security Trustee
260 North Charles Lindbergh Drive
Salt Lake City, Utah 84116
Attention: Corporate Trust Services

[Date]

Re:	Aircraft Mortgage and Security Agreement, dated as of December __, 2012

Ladies and Gentlemen:

          Reference is made to the Aircraft Mortgage and Security Agreement, dated as of December __, 2012 (the “Aircraft Mortgage and Security Agreement”), among the INITIAL GRANTORS party thereto, and the ADDITIONAL GRANTORS who become grantors under the Aircraft Mortgage and Security Agreement from time to time (together, the “Grantors”) and WELLS FARGO BANK NORTHWEST, N.A., a national banking association, as the Security Trustee. [INSERT IF APPLICABLE: The “Trust Agreement” is that certain Trust Agreement [insert descriptors, if any] dated as of [*] between the Owner Trustee referred to on the signature pages hereof and the owner participant party thereto.] Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Aircraft Mortgage and Security Agreement.

          The undersigned Grantor hereby delivers, as of the date first above written, the attached Annex I pursuant to Section 2.15 of the Aircraft Mortgage and Security Agreement.

          The undersigned Grantor hereby confirms that the property described in the attached Annex I (other than Excluded Property) (the “Supplementary Collateral”) constitutes part of the Collateral and all action constituting Express Perfection Requirements with respect to the Supplementary Collateral required under the Aircraft Mortgage and Security Agreement to be accomplished by the undersigned Grantor prior to the execution and delivery hereof have been accomplished. The undersigned Grantor hereby makes each representation and warranty set forth in Section 2.03 of the Aircraft Mortgage and Security Agreement (as supplemented and amended by the attached Annex I).

          Attached as Annex I hereto is a duly completed description of [each of the Aircraft Objects] [the Lease] constituting part of the Supplementary Collateral. Schedules I [, III, IV]1 and VI of the Aircraft Mortgage and Security Agreement are hereby supplemented and amended as set forth in Annex I hereto.

[1]	Include as applicable.

Exh. A-1-1

          This Collateral Supplement and any claim, controversy or dispute arising under or related to this Collateral Supplement, and all issues concerning the relationship of the parties hereto and the enforcement of the rights and duties of the parties hereto, will be governed by, and construed in accordance with, the laws of the State of New York (without reference to conflict of laws principles (with the exception of 5-1401 and 5-1402 of the New York General Obligations Law).

Very truly yours,

[_________________] [INSERT IF APPLICABLE: , not
in its individual capacity, but solely as Owner Trustee
under the Trust Agreement]

By:

Name:
Title:

Acknowledged and agreed to as of the date first above written:

WELLS FARGO BANK NORTHWEST, N.A.,
not in its individual capacity, but
solely as the Security Trustee

By:

Name:
Title:

Exh. A-1-2

ANNEX I
COLLATERAL SUPPLEMENT

[AIRCRAFT OBJECTS]

Airframe MSN	Airframe Manufacturer and Model	Engine MSNs	Engine Manufacturer and Model	Owned By

[LEASE]

Exh. A-1-3

EXHIBIT A-2
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

FORM OF GRANTOR SUPPLEMENT

WELLS FARGO BANK NORTHWEST, N.A., as the Security Trustee
260 North Charles Lindbergh Drive
Salt Lake City, Utah 84116
Attention: Corporate Trust Services

[Date]

Re:	Aircraft Mortgage and Security Agreement, dated as of December __, 2012

Ladies and Gentlemen:

          Reference is made to the Aircraft Mortgage and Security Agreement, dated as of December __, 2012 (the “Aircraft Mortgage and Security Agreement”), among the INITIAL GRANTORS party thereto and the ADDITIONAL GRANTORS who become grantors under the Aircraft Mortgage and Security Agreement from time to time (together, the “Grantors”) and WELLS FARGO BANK NORTHWEST, N.A., a national banking association, as the Security Trustee. [INSERT IF APPLICABLE: The “Trust Agreement” is that certain Trust Agreement [insert descriptors, if any] dated as of [*] between the Owner Trustee referred to on the signature pages hereof and the owner participant party thereto.] Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Aircraft Mortgage and Security Agreement.

          The undersigned hereby agrees, as of the date first above written, to become a Grantor under the Aircraft Mortgage and Security Agreement as if it were an original party thereto and agrees that, except as otherwise provided or the context otherwise requires, each reference in the Aircraft Mortgage and Security Agreement to “Grantor” shall also mean and be a reference to the undersigned.

          Grant of Security Interest. To secure the Secured Obligations, the undersigned Grantor hereby assigns as security to the Security Trustee for its benefit and the benefit of the other Secured Parties and hereby grants to the Security Trustee for its benefit and the benefit of the other Secured Parties a first priority security interest in, all of its right, title and interest in and to the following (collectively, the “Supplementary Collateral”):

          (a) all of such Grantor’s right, title and interest in and to (i) each Pool Aircraft Owned by it, including the Airframe and Engines of such Pool Aircraft as the same is now and will hereafter be constituted, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to such Airframe or any other airframe, together with (ii) all Parts of the Aircraft of whatever nature, which are from time to time included within the definitions of “Airframe” or “Engines”, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts), (iii) all Aircraft Documents and (iv) any money or non-money proceeds of

Exh. A-2-1

the Airframe or an Engine of a Pool Aircraft Owned by it arising from the total or partial loss or destruction of such Airframe or Engine or its total or partial confiscation, condemnation or requisition up to the amount of hull insurance in respect of such Pool Aircraft required to be carried under the Aircraft Mortgage and Security Agreement;

          (b) all of such Grantor’s right, title and interest in and to all Leases or Intermediate Leases to which such Grantor is or may from time to time be party with respect to the Pool Aircraft together with all Related Collateral Documents in respect thereof (all such Leases, Intermediate Leases and Related Collateral Documents, the “Assigned Leases”), including without limitation (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to such Assigned Leases, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any such Assigned Lease up to the amount of hull insurance in respect of the Pool Aircraft subject to such Assigned Lease required to be carried under the Aircraft Mortgage and Security Agreement, (iii) claims of such Grantor for damages arising out of or for breach or default under such Assigned Leases and (iv) the right of such Grantor to terminate such Assigned Leases and to compel performance of, and otherwise to exercise all remedies under, any Assigned Lease, whether arising under such Assigned Leases or by statute or at law or in equity (the “Lease Collateral”);

          (c) all of such Grantor’s right, title and interest in and to the personal property identified as subject to the Lien of the Aircraft Mortgage and Security Agreement in this Grantor Supplement or a Collateral Supplement executed and delivered by such Grantor to the Security Trustee;

          (d) all of such Grantor’s right, title and interest in and to the Cash Collateral Account and all funds, cash, investment property, investments, securities, instruments or other property (including all “financial assets” within the meaning of Section 8-102(a)(9) of the UCC) at any time or from time to time credited to any such account (collectively, the “Account Collateral”); and

          (e) all proceeds of any and all of the foregoing Supplementary Collateral;

provided that the Supplementary Collateral shall not include any Excluded Property.

          TO HAVE AND TO HOLD the Supplemental Collateral unto the Security Trustee, and its successors and assigns, as security for the Secured Obligations, and subject to the terms and provisions set forth in the Aircraft Mortgage and Security Agreement.

          The undersigned Grantor hereby makes each representation and warranty set forth in Section 2.03 of the Aircraft Mortgage and Security Agreement (as supplemented and amended by the attached Annexes), hereby confirms that all requirements of the Aircraft Mortgage and Security Agreement constituting Express Perfection Requirements with respect to the Supplementary Collateral required under the Aircraft Mortgage and Security Agreement to be accomplished by the undersigned Grantor prior to the execution and delivery hereof have been accomplished, and hereby agrees that the foregoing Supplementary Collateral is “Collateral” as defined in the Aircraft Mortgage and Security Agreement and agrees to be bound as a Grantor by all of the terms and provisions of the Aircraft Mortgage and Security Agreement. Each reference

Exh. A-2-2

in the Aircraft Mortgage and Security Agreement to the Assigned Leases, the Lease Collateral and the Account Collateral shall be construed to include a reference to the corresponding Supplementary Collateral hereunder.

          Attached are (i) as Annex I, a duly completed description of each of the Aircraft Objects constituting part of the Supplementary Collateral, (ii) as Annex II, a list of the Assigned Leases constituting part of the Supplementary Collateral, (iii) as Annex III, a list of any trade names applicable to the undersigned Grantor and (iv) as Annex IV, the “location” (for purposes of Section 9-307 of the UCC) of the undersigned Grantor. Schedules I [, III, IV]2 and VI of the Aircraft Mortgage and Security Agreement are hereby supplemented and amended as set forth in such Annexes.

[Signature Page Follows]

[2]	Include as applicable.

Exh. A-2-3

          This Grantor Supplement and any claim, controversy or dispute arising under or related to this Grantor Supplement, and all issues concerning the relationship of the parties hereto and the enforcement of the rights and duties of the parties hereto, will be governed by, and construed in accordance with, the laws of the State of New York (without reference to conflict of laws principles (with the exception of 5-1401 and 5-1402 of the New York General Obligations Law)).

Very truly yours,

[NAME OF GRANTOR] [INSERT IF APPLICABLE: , not
in its individual capacity, but solely as Owner Trustee
under the Trust Agreement]

By:

Name:
Title:

Acknowledged and agreed to as of the date first above written:

WELLS FARGO BANK NORTHWEST, N.A.,
not in its individual capacity, but solely as the Security Trustee

By:

Name:
Title:

Exh. A-2-4

ANNEX I
GRANTOR SUPPLEMENT

AIRCRAFT OBJECTS

Airframe MSN	Airframe Manufacturer and Model	Engine MSNs	Engine Manufacturer and Model	Owned By

Exh. A-2-5

ANNEX II
GRANTOR SUPPLEMENT

ASSIGNED LEASES

Exh. A-2-6

ANNEX III
GRANTOR SUPPLEMENT

TRADE NAMES

Exh. A-2-7

ANNEX IV
GRANTOR SUPPLEMENT

Name of Grantor (or owner trustee of Grantor if an Owner Trust)	“location” (for purposes of Section 9-307 of the UCC) and Organizational ID (if applicable)

Exh. A-2-8

EXHIBIT B
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

FORM OF FAA AIRCRAFT MORTGAGE

FAA AIRCRAFT MORTGAGE (MSN [_____])

          THIS FAA AIRCRAFT MORTGAGE (MSN [_____]) (this “Agreement”) dated as of [__________], is made by and between [_____], [INSERT IF APPLICABLE: not in its individual capacity, but solely as Owner Trustee under the Trust Agreement (as defined below),] as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of December [____], 2012, among the initial grantors party thereto and the additional grantors referred to therein, as the grantors, and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the Security Trustee. [INSERT IF APPLICABLE: The “Trust Agreement” is that certain Trust Agreement [insert descriptors, if any] dated as of [____] between such Owner Trustee and the owner participant party thereto.] Capitalized terms used and not defined herein are used as defined in Appendix A hereto.

W I T N E S S E T H:

          WHEREAS, General Electric Capital Corporation (“GE Capital”), the Security Trustee and The Bank of New York Mellon, as Trustee, have entered into the Indenture, pursuant to which GE Capital will issue the Secured Notes thereunder; and

          WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all Secured Obligations of GE Capital under the Indenture and the Secured Notes; and

          WHEREAS, the Grantor has agreed to secure the Secured Obligations by granting to the Security Trustee for the benefit of the Secured Parties a security interest in its interest in the airframe (the “Airframe”) and engines (the “Engines”) described in Schedule I hereto (collectively, the “Aircraft”) and on certain other property and rights relating thereto;

          NOW, THEREFORE, in order to secure the prompt payment and performance of all the Secured Obligations, the Grantor and the Security Trustee hereby agree as follows:

1.	SECURITY INTEREST.

          The Grantor does hereby assign as security and grant a first priority security interest to the Security Trustee, for the benefit of the Secured Parties, in and to the following property (collectively, the “Mortgage Collateral”) attaching on the date of this Agreement:

                    (a) all of the Grantor’s right, title and interest in and to (i) the Aircraft, including the Airframe and Engines as the same is now and will hereafter be constituted, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe, together with (ii) all Parts of the Aircraft of whatever nature,

Exh. B-1

which are from time to time included within the definitions of “Airframe” or “Engines”, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts), (iii) all Aircraft Documents and (iv) any money or non-money proceeds of the Airframe or an Engine of the Aircraft arising from the total or partial loss or destruction of the Airframe or an Engine or its total or partial confiscation, condemnation or requisition up to the amount of hull insurance in respect of the Aircraft required to be carried under the Aircraft Mortgage; and

                    (b) all proceeds of any and all of the foregoing Mortgage Collateral;

provided that the Mortgage Collateral shall not include any Excluded Property.

          TO HAVE AND TO HOLD the Mortgage Collateral unto the Security Trustee, and its successors and assigns, as security for the Secured Obligations, and subject to the terms and provisions set forth in the Aircraft Mortgage.

2.

INCORPORATION BY REFERENCE. THE SECURITY INTEREST IN THE MORTGAGE COLLATERAL CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.

3.	MISCELLANEOUS

          3.1 Successors and Assigns. All the terms, provisions, conditions and covenants herein contained shall be binding upon and shall inure to the benefit of the Grantor, the Security Trustee and their respective successors, assigns and transferees.

          3.2 Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction or otherwise held to be invalid by any court of law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions hereof; and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.

          3.3 Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, AND ALL ISSUES CONCERNING THE RELATIONSHIP OF THE PARTIES HERETO AND THE ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES (WITH THE EXCEPTION OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).

Exh. B-2

          3.4 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

[Remainder of page intentionally left blank]

Exh. B-3

          IN WITNESS WHEREOF, the parties hereto have caused this FAA Aircraft Mortgage to be duly executed as of the day and year first above written and to be delivered in the State of New York.

GRANTOR:	[_____] [INSERT IF APPLICABLE:, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement]

By:

Name:
Title:

SECURITY TRUSTEE:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:

Name:
Title:

Exh. B-4

APPENDIX A
FAA AIRCRAFT MORTGAGE

DEFINITIONS

          For all purposes of this Agreement, all capitalized terms used, but not defined, in this Agreement shall have the respective meanings assigned to such terms in the Aircraft Mortgage, and the following terms have the meanings indicated below:

“Agreement” has the meaning specified in the recital of parties to this Agreement.

“Aircraft” has the meaning specified in the third recital of this Agreement.

“Aircraft Documents” means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records in respect of the Aircraft that are owned by the Grantor and required pursuant to applicable law to be maintained with respect to the Aircraft, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time required to be made pursuant to applicable law, and in each case in whatever form and by whatever means or medium (including microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by the relevant Lessee.

“Aircraft Mortgage” has the meaning specified in the recital of parties to this Agreement.

“Airframe” has the meaning specified in the third recital of this Agreement.

“Engines” has the meaning specified in the third recital of this Agreement.

“Excluded Property” has the meaning specified in the Aircraft Mortgage.

“Grantor” has the meaning specified in the recital of parties to this Agreement.

“Indenture” has the meaning specified in the Aircraft Mortgage.

“Lease” means any lease agreement with respect to the Aircraft as may be in effect between the Grantor and a Lessee, as such agreement may be amended, modified, extended, supplemented, assigned or novated from time to time in accordance with the Aircraft Mortgage.

“Lessee” means the lessee under any Lease.

“Mortgage Collateral” has the meaning specified in Section 1 hereof.

“Part” has the meaning specified in the Aircraft Mortgage.

“Secured Obligations” has the meaning specified in the Aircraft Mortgage.

“Secured Parties” has the meaning specified in the Aircraft Mortgage.

“Security Trustee” has the meaning specified in the recital of parties to this Agreement.

Exh. B-5

SCHEDULE I
FAA AIRCRAFT MORTGAGE

MORTGAGE COLLATERAL3

          Airframe: one (1) [__________] Model [__________] (shown on the IR as __________) aircraft bearing manufacturer’s serial number [_____] and FAA registration number [_____].

          Engines: two (2) [__________] Model [__________] aircraft engines bearing manufacturer’s serial numbers [_____] and [_____] respectively (shown on the IR as __________ [bearing manufacturer’s serial numbers ___________ and ____________]) (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof).

[3]	The description of the Mortgage Collateral may be revised as appropriate by FAA/IR counsel.

Exh. B-6

EXHIBIT C
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

FORM OF FAA AIRCRAFT MORTGAGE AND LEASE SECURITY ASSIGNMENT

FAA AIRCRAFT MORTGAGE AND LEASE SECURITY ASSIGNMENT (MSN [_____])

          THIS FAA AIRCRAFT MORTGAGE AND LEASE SECURITY ASSIGNMENT (MSN [_____]) (this “Agreement”) dated as of [__________], is made by and between [_____], [INSERT IF APPLICABLE: not in its individual capacity, but solely as Owner Trustee under the Trust Agreement (as defined below),] as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of December __, 2012, among the initial grantors party thereto and the additional grantors referred to therein, as the grantors, and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the Security Trustee. [INSERT IF APPLICABLE: The “Trust Agreement” is that certain Trust Agreement [insert descriptors, if any] dated as of [____] between such Owner Trustee and the owner participant party thereto.] Capitalized terms used and not defined herein are used as defined in Appendix A hereto.

W I T N E S S E T H:

          WHEREAS, General Electric Capital Corporation (“GE Capital”), the Security Trustee and The Bank of New York Mellon, as Trustee, have entered into the Indenture, pursuant to which GE Capital will issue the Secured Notes thereunder; and

          WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all Secured Obligations of GE Capital under the Indenture and the Secured Notes; and

          WHEREAS, the Grantor has agreed to secure the Secured Obligations by granting to the Security Trustee for the benefit of the Secured Parties a security interest in its interest in the airframe (the “Airframe”) and engines (the “Engines”) described in Schedule I hereto (collectively, the “Aircraft”) and by granting to the Security Trustee a security interest in its rights under the lease agreement described in Schedule I hereto (the “Assigned Lease”)4 and on certain other property and rights relating thereto;5

          NOW, THEREFORE, in order to secure the prompt payment and performance of all the Secured Obligations, the Grantor and the Security Trustee hereby agree as follows:

[4]	[To be modified as applicable for multiple Aircraft and related lease security assignments.]
[5]	[To be modified as applicable for Engines and related Engine lease security assignment.]

Exh. C-1

1.	SECURITY INTEREST.

          The Grantor does hereby assign as security and grant a first priority security interest to the Security Trustee, for the benefit of the Secured Parties, in the following property (collectively, the “Mortgage Collateral”) attaching on the date of this Agreement:

                    (a) all of the Grantor’s right, title and interest in and to (i) the Aircraft, including the Airframe and Engines as the same is now and will hereafter be constituted, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe, together with (ii) all Parts of the Aircraft of whatever nature, which are from time to time included within the definitions of “Airframe” or “Engines”, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts), (iii) all Aircraft Documents and (iv) any money or non-money proceeds of the Airframe or an Engine of the Aircraft arising from the total or partial loss or destruction of the Airframe or an Engine or its total or partial confiscation, condemnation or requisition up to the amount of hull insurance in respect of the Aircraft required to be carried under the Aircraft Mortgage;

                    (b) all of the Grantor’s right, title and interest in and to the Assigned Lease (including (i) all rights of the Grantor to receive moneys due and to become due under or pursuant to such Assigned Lease, (ii) all rights of the Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such Assigned Lease up to the amount of hull insurance in respect of the Aircraft required to be carried under the Aircraft Mortgage, (iii) claims of the Grantor for damages arising out of or for breach or default under such Assigned Lease, and (iv)  the right of the Grantor to terminate such Assigned Lease and to compel performance of, and otherwise to exercise all remedies under, such Assigned Lease, whether arising under such Assigned Lease or by statute or at law or in equity (the “Lease Collateral”); and

                    (c) all proceeds of any and all of the foregoing Mortgage Collateral;

provided that the Mortgage Collateral shall not include any Excluded Property.

          TO HAVE AND TO HOLD the Mortgage Collateral unto the Security Trustee, and its successors and assigns, as security for the Secured Obligations, and subject to the terms and provisions set forth in the Aircraft Mortgage.

          2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST IN THE MORTGAGE COLLATERAL CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE GRANTOR’S RIGHTS IN RESPECT OF DEALING WITH THE ASSIGNED LEASE AND THE SECURITY TRUSTEE’S EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.

Exh. C-2

3.	MISCELLANEOUS

          3.1 Successors and Assigns. All the terms, provisions, conditions and covenants herein contained shall be binding upon and shall inure to the benefit of the Grantor, the Security Trustee and their respective successors, assigns and transferees.

          3.2 Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction or otherwise held to be invalid by any court of law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions hereof; and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.

          3.3 Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, AND ALL ISSUES CONCERNING THE RELATIONSHIP OF THE PARTIES HERETO AND THE ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES (WITH THE EXCEPTION OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).

          3.4 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

[Remainder of page intentionally left blank]

Exh. C-3

          IN WITNESS WHEREOF, the parties hereto have caused this FAA Aircraft Mortgage and Lease Security Assignment to be executed as of the day and year first above written and to be delivered in the State of New York.

GRANTOR:	[_____] [INSERT IF APPLICABLE:, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement]

By:

Name:
Title:

SECURITY TRUSTEE:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:

Name:
Title:

Exh. C-4

APPENDIX A
FAA AIRCRAFT MORTGAGE AND LEASE SECURITY ASSIGNMENT

DEFINITIONS

          For all purposes of this Agreement, all capitalized terms used, but not defined, in this Agreement shall have the respective meanings assigned to such terms in the Aircraft Mortgage, and the following terms have the meanings indicated below:

“Agreement” has the meaning specified in the recital of parties to this Agreement.

“Aircraft” has the meaning specified in the third recital of this Agreement.

“Aircraft Documents” means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records in respect of the Aircraft that are owned by the Grantor required pursuant to applicable law to be maintained with respect to the Aircraft, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time required to be made pursuant to applicable law, and in each case in whatever form and by whatever means or medium (including microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by the relevant Lessee.

“Aircraft Mortgage” has the meaning specified in the recital of parties to this Agreement.

“Airframe” has the meaning specified in the third recital of this Agreement.

“Assigned Lease” has the meaning specified in the third recital of this Agreement.

“Engines” has the meaning specified in the third recital of this Agreement.

“Excluded Property” has the meaning specified in the Aircraft Mortgage.

“Grantor” has the meaning specified in the recital of parties to this Agreement.

“Indenture” has the meaning specified in the Aircraft Mortgage.

“Lease” means any lease agreement with respect to the Aircraft as may be in effect between the Grantor and a Lessee, as such agreement may be amended, modified, extended, supplemented, assigned or novated from time to time in accordance with the Aircraft Mortgage.

“Lease Collateral” has the meaning specified in Section 1(b) of this Agreement.

“Lessee” means the lessee under any Lease.

“Mortgage Collateral” has the meaning specified in Section 1 hereof.

“Part” has the meaning specified in the Aircraft Mortgage.

“Secured Obligations” has the meaning specified in the Aircraft Mortgage.

“Secured Parties” has the meaning specified in the Aircraft Mortgage.

“Security Trustee” has the meaning specified in the recital of parties to this Agreement.

Exh. C-5

SCHEDULE I
FAA AIRCRAFT MORTGAGE AND LEASE SECURITY ASSIGNMENT

MORTGAGE COLLATERAL6

Airframe: one (1) [__________] Model [__________] (shown on the IR as __________) aircraft bearing manufacturer’s serial no. [_____] and FAA registration number [_____].

Engines: two (2) [__________] Model [__________] aircraft engines bearing manufacturer’s serial nos. [_____] and [_____] respectively (shown on the IR as __________ [bearing manufacturer’s serial numbers ___________ and ____________]) (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof).

Assigned Lease: [Lease Agreement] dated [__________], between [__________] and [__________], which was recorded by the Federal Aviation Administration on [__________] and assigned Conveyance No. [__________].

[6]	The description of the Mortgage Collateral may be revised as appropriate by FAA/IR counsel.

Exh. C-6

EXHIBIT D
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

FORM OF FAA LEASE SECURITY ASSIGNMENT

FAA LEASE SECURITY ASSIGNMENT (MSN [_____])

          THIS FAA LEASE SECURITY ASSIGNMENT (MSN [_____]) (this “Agreement”) dated as of [__________], is made by and between [_____], [INSERT IF APPLICABLE: not in its individual capacity, but solely as Owner Trustee under the Trust Agreement (as defined below),] as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of December __, 2012, among the initial grantors party thereto and the additional grantors referred to therein, as the grantors, and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the Security Trustee. [INSERT IF APPLICABLE: The “Trust Agreement” is that certain Trust Agreement [insert descriptors, if any] dated as of [____] between such Owner Trustee and the owner participant party thereto.] Capitalized terms used and not defined herein are used as defined in Appendix A hereto.

W I T N E S S E T H:

          WHEREAS, General Electric Capital Corporation (“GE Capital”), the Security Trustee and The Bank of New York Mellon, as Trustee, have entered into the Indenture, pursuant to which GE Capital will issue the Secured Notes thereunder; and

          WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all Secured Obligations of GE Capital under the Indenture and the Secured Notes; and

          WHEREAS, the Grantor has agreed to secure the Secured Obligations by granting to the Security Trustee a security interest in the lease agreement described on Schedule I hereto, and all amendments, supplements and schedules thereto (the “Assigned Lease”);7

          NOW THEREFORE, the Grantor hereby agrees as follows with the Security Trustee for its benefit and the benefit of the other Secured Parties:

          1. The Grantor hereby assigns as security and grants a first priority security interest to the Security Trustee, for its benefit and the benefit of the other Secured Parties, in all of the Grantor’s right, title and interest in and to:

          (a) the Assigned Lease, including (i) all rights of the Grantor to receive moneys due and to become due under or pursuant to such Assigned Lease, (ii) all rights of the Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such Assigned Lease up to the amount of hull insurance in respect of the Pool Aircraft (as more fully

[7] [To be modified as applicable for an Engine lease security assignment.]

Exh. D-1

described in Schedule I hereto) subject to such Assigned Lease required to be carried under the Aircraft Mortgage, (iii) claims of the Grantor for damages arising out of or for breach or default under such Assigned Lease, and (iv) the right of the Grantor to terminate such Assigned Lease and to compel performance of, and otherwise to exercise all remedies under, such Assigned Lease, whether arising under such Assigned Lease or by statute or at law or in equity (the “Lease Collateral”); and

          (b) all proceeds of the foregoing

provided that the Lease Collateral and such proceeds shall not include any Excluded Property.

          TO HAVE AND TO HOLD the Lease Collateral unto the Security Trustee, and its successors and assigns, as security for the Secured Obligations, and subject to the terms and provisions set forth in the Aircraft Mortgage.

          2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE GRANTOR’S RIGHTS IN RESPECT OF DEALING WITH THE ASSIGNED LEASE AND THE SECURITY TRUSTEE’S EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.

          3. MISCELLANEOUS

          3.1 Successors and Assigns. All the terms, provisions, conditions and covenants herein contained shall be binding upon and shall inure to the benefit of the Grantor, the Security Trustee and their respective successors, assigns and transferees.

          3.2 Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction or otherwise held to be invalid by any court of law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions hereof; and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.

          3.3 Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, AND ALL ISSUES CONCERNING THE RELATIONSHIP OF THE PARTIES HERETO AND THE ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES (WITH THE EXCEPTION OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).

Exh. D-2

          3.4 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

[The remainder of this page is intentionally blank.]

Exh. D-3

          IN WITNESS WHEREOF, the undersigned have executed or caused this FAA Lease Security Assignment to be executed on the day and year first written above.

GRANTOR:

[_____] [INSERT IF APPLICABLE:, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement]

By:

Name:
Title:

SECURITY TRUSTEE:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:

Name:
Title:

Exh. D-4

APPENDIX A
FAA LEASE SECURITY ASSIGNMENT

DEFINITIONS

          For all purposes of this Agreement, all capitalized terms used, but not defined, in this Agreement shall have the respective meanings assigned to such terms in the Aircraft Mortgage, and the following terms have the meanings indicated below:

          “Agreement” has the meaning specified in the recital of parties to this Agreement.

          “Aircraft Mortgage” has the meaning specified in the recital of parties to this Agreement.

          “Assigned Lease” has the meaning specified in the third recital of this Agreement.

          “Excluded Property” has the meaning specified in the Aircraft Mortgage.

          “Grantor” has the meaning specified in the recital of parties to this Agreement.

          “Indenture” has the meaning specified in the Aircraft Mortgage.

          “Lease Collateral” has the meaning specified in Section 1(a) of this Agreement.

          “Pool Aircraft” means the aircraft referred to in Schedule I to this Agreement.

          “Secured Obligations” has the meaning specified in the Aircraft Mortgage.

          “Secured Parties” has the meaning specified in the Aircraft Mortgage.

          “Security Trustee” has the meaning specified in the recital of parties to this Agreement.

Exh. D-5

Schedule I

TO FAA LEASE SECURITY ASSIGNMENT (MSN [_____])

DESCRIPTION OF ASSIGNED LEASE 8

Assigned Lease: [Lease Agreement] dated [__________], between [__________] and [__________], which was recorded by the Federal Aviation Administration on [__________] and assigned Conveyance No. [__________].

[Aircraft/Engines]

[8]	The description of the Assigned Lease may be revised as appropriate by FAA/IR counsel.

Exh. D-6

EXHIBIT E-1
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

NOTICE OF SECURITY
ASSIGNMENT [AND AGREEMENT OF QUIET ENJOYMENT]

From:	[[INSERT NAME OF OWNER TRUSTEE], not in its individual capacity, but solely as Owner Trustee under each of the Trust Agreements listed on Schedule 1 (in each such capacity, a “Lessor”)]

[Each of the entities identified as a “Lessor” on Schedule 1 (each a “Lessor”)]

Wells Fargo Bank Northwest, National Association, as Security Trustee (the “Security Trustee”)

To:	[NAME OF AIRLINE] (“Lessee”)

Date:	[_______________]

Re:

Each [Aircraft] Lease Agreement between Lessee and a Lessor described on Schedule 1 attached to this Notice (as amended, supplemented or otherwise modified, each a “Lease”) relating to the corresponding aircraft listed on Schedule 1 (each an “Aircraft” and collectively, the “Aircraft”)

Ladies and Gentlemen:[9]

A.	Each Lessor hereby gives you the following notice and related instructions:

          (i) by that certain Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of December __, 2012, and made between the parties named therein including such Lessor and the Security Trustee, such Lessor has granted a security interest in the Aircraft to the Security Trustee and assigned to the Security Trustee, by way of security, all its right, title and interest in and to each Lease between you and such Lessor and the proceeds thereof (the “Security Assignment”), which security secures repayment of certain notes issued by General Electric Capital Corporation under an indenture with the indenture trustee described below;

          (ii) [notwithstanding anything to the contrary in any Lease,] each of the Security Trustee and The Bank of New York Mellon, as indenture trustee for the holders of notes issued by General Electric Capital Corporation, [(i) is a [Financing Parties’ Representative (to be revised as required to conform to defined terms and Sections, if relevant, in each Lease)], as defined in each of the Leases, and (ii) notwithstanding anything to the contrary in any Lease,] must be included as an [Indemnitee] (to be revised as required to conform to defined terms and Sections, if relevant, in each Lease) and

[9]	Brackets indicate optional provisions. Plural references may be modified to singular as needed when the document is used with regard to a single lease.

Exh. E-1-1

added as an additional insured on all liability policies of insurance required to be maintained by Lessee pursuant to each of the Leases; please furnish the Security Trustee with a copy of an insurance certificate with respect to each of the Leases reflecting the foregoing additions;

          (iii) if the Security Trustee issues to you a notice that an enforcement event has occurred under and in accordance with the Aircraft Mortgage and that the Security Trustee instructs you as follows (a “Payments Notice”), you are hereby instructed: (a) to pay all rentals and any and all other amounts payable by you under the applicable Leases to the bank account specified by the Security Trustee in the Payments Notice; and (b) to name the Security Trustee, in place of each Lessor, as loss payee under all policies of hull insurance and spare parts insurance required to be maintained by Lessee pursuant to each of the Leases, and to furnish the Security Trustee with a copy of an insurance certificate with respect to each of the Leases reflecting such revisions;

          (iv) if the Security Trustee issues to you a notice that an enforcement event has occurred under and in accordance with the Aircraft Mortgage and that the Security Trustee is exercising directly the rights of each of the Lessors under the Leases (a “Lessor’s Rights Notice”), the Security Trustee shall thereafter be entitled to exercise all rights, remedies, powers and privileges of each of the Lessors under each of the Leases to the same extent as if it were named “Lessor” under each of the Leases, and you shall have no obligation to any Lessor, and shall not recognize the exercise by any Lessor of any of its rights and powers under any of the Leases, unless and until such Lessor’s Rights Notice is rescinded or withdrawn by the Security Trustee;

          (v) except to the extent provided in clauses (iii) and (iv) above, Lessee shall be entitled to deal exclusively with, and rely upon notices and other communications that it receives from, each Lessor as owner of each of the Aircraft and as “Lessor” under each of the Leases; and

(vi) the instructions contained in this paragraph are irrevocable except pursuant to a notice to you from the Security Trustee.

B. In consideration of your providing the Acknowledgment requested below, the Security Trustee hereby joins in and agrees to be bound by the foregoing instructions of each of the Lessors, and further agrees with you as follows with respect to each Lease:

(i) [Insert quiet enjoyment covenant from the Leases.]

          (ii) the Security Trustee agrees that any security interest the Security Trustee may have upon any Engine or Part (as such capitalized terms are defined in such Lease) will be released and discharged, without further act contemporaneously with title to such Engine or Part transferring to you pursuant to the terms of such Lease and further agrees to take such action as may be required of the Security Trustee pursuant to the terms of such Lease to evidence such release and discharge.

[NB: If any specific representations, acknowledgments or agreements are required by the terms of any Lease or otherwise required by a Lessee, they should be inserted, either as further

Exh. E-1-2

subparagraphs of Section B or as a new Section C, depending on whether coming from the Security Trustee or from the Lessor (or both).]

          Please acknowledge receipt of this notice to the Security Trustee and each Lessor on the enclosed Acknowledgment, it being provided hereby that your signature on such Acknowledgment shall confirm your acknowledgment of and agreement for the benefit of the Security Trustee that the Security Trustee shall not be bound by, nor have any liability to you for the performance of, any of the obligations of a Lessor under any Lease save and to the extent set forth above or otherwise expressly agreed in writing by the Security Trustee with you. You are hereby irrevocably authorized to assume the obligations expressed to be assumed by you under the enclosed Acknowledgment to the effect that, so far as the same would otherwise be incompatible with a Lease, your obligations to us under such Lease shall be modified accordingly.

          This notice shall be governed by and construed in accordance with the law governing each of the Leases.

Very truly yours,

[INSERT NAME OF OWNER TRUSTEE], not in its individual capacity, but solely as Owner Trustee under each Trust Agreement listed on Schedule 1

[NB: If separate corporate or LLC Lessors, insert a separate signature block for each entity.]

By:

Name:

Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:

Name:

Title:

Exh. E-1-3

Schedule 1

Aircraft Model	Aircraft MSN	Aircraft Reg. No.	Lessor	[Trust Agreement ]	Lease

Exh. E-1-4

EXHIBIT E-2
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

FORM OF LESSEE ACKNOWLEDGMENT

From:	[LESSEE] (the “Lessee”)

To:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Security Trustee (the “Security Trustee”)

[[INSERT NAME OF OWNER TRUSTEE], not in its individual capacity, but solely as Owner Trustee under each of the Trust Agreements listed on Schedule 1 to the Assignment Notice (as defined below) (in each such capacity, a “Lessor”)]

[Each of the entities identified as a “Lessor” on Schedule 1 to the Assignment Notice (as defined below) (each a “Lessor”)]

Date:

Ladies and Gentlemen:

We acknowledge receipt of a Notice of Security Assignment and Agreement of Quiet Enjoyment dated ________, 20__ (the “Assignment Notice”), relating to the assignment by each Lessor to the Security Trustee by way of security of each of the [Aircraft] Lease Agreements entered into between Lessee and such Lessor described on Schedule 1 to the Assignment Notice (as amended, supplemented and modified, collectively the “Leases”) relating to the corresponding aircraft listed on Schedule 1 to the Assignment Notice pursuant to the Aircraft Mortgage. Any and all initially capitalized terms used herein shall have the meanings ascribed thereto in the Assignment Notice, unless specifically defined herein.

We acknowledge that each Lessor has advised us that the intent and effect of the Security Assignment is to assign by way of security to the Security Trustee all rights, title and interest of such Lessor under the Lease(s) to which it is a party. In consideration of the provision of the quiet enjoyment undertaking set forth in the Assignment Notice and the payment to us of US$1, receipt of which we hereby acknowledge, we hereby agree as follows:

1.	We will comply with the provisions of the Assignment Notice.

2.	This Acknowledgment shall be governed by and construed in accordance with the law governing each of the Leases.

Delivery of an executed signature page of this Acknowledgment by telecopy or e-mail will be effective as delivery of a manually executed signature page of such acknowledgment. This Acknowledgment may be executed in one or more counterparts, each of which will be deemed to be an original and all of which together will be deemed to be on and the same instrument.

Exh. E-2-1

Very truly yours,

[LESSEE]

By:

Name:

Title:

Exh. E-2-2

EXHIBIT F
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

FORM OF ACCOUNT CONTROL AGREEMENT

ACCOUNT CONTROL AGREEMENT

[●],[●]

[Securities Intermediary]

Whereas, [●] (“Pledgor”) has granted to Wells Fargo Bank Northwest, National Association, as Security Trustee (“Pledgee”), for the benefit of the Secured Parties, a security interest in Account number [●] (the “Cash Collateral Account”) held by [●] (the “Securities Intermediary”), together with all financial funds, investments, instruments, assets, investment property, securities, cash and other property now or hereafter held therein, and the proceeds thereof, including without limitation dividends payable in cash or stock and shares or other proceeds of conversions or splits of any securities in the Cash Collateral Account (collectively, the “Collateral”). Pledgor, Pledgee and the Securities Intermediary agree that the Cash Collateral Account is a “securities account” within the meaning of Article 8 of the Uniform Commercial Code of the State of New York (the “UCC”) and that all Collateral held in the Cash Collateral Account will be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

Whereas, the grant of security interest described above is pursuant to that certain Aircraft Mortgage and Security Agreement dated as of December __, 2012 among the Pledgor, the other grantors referred to therein, and the Pledgee (the “Security Agreement”) in order to secure the Secured Obligations of General Electric Capital Corporation (the “Issuer”) under the Secured Notes.

[INSERT IF APPLICABLE: The “Trust Agreement” is that certain Trust Agreement [insert descriptors, if any] dated as of [*] between the Owner Trustee referred to on the signature pages hereof and the owner participant party thereto.]

Terms used but not defined herein shall have the meaning set forth in the Security Agreement.

In connection therewith, the parties hereto agree (which agreement by the Pledgor will be construed as instructions to the Securities Intermediary):

1.

The Securities Intermediary is instructed to register the security interest on its books. Securities Intermediary shall hold all certificated securities that comprise all or part of the Collateral with proper endorsements to the Securities Intermediary or in blank, or will deliver possession of such certificated securities to the Pledgee. The Securities Intermediary acknowledges the security interest granted by the Pledgor in favor of the Pledgee in the Collateral.

Exh. F-1

2.

The Securities Intermediary represents, warrants and agrees that the Cash Collateral Account (i) has been established and is and will be maintained with the Securities Intermediary on its books and records and (ii) is and will be a “securities account” (as defined in Section 8-501(a) of the UCC) in respect of which (A) the Securities Intermediary is a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), (B) the Pledgor is the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) of the Cash Collateral Account subject to the “control” (as defined in Section 8-106 of the UCC) of the Pledgee, (C) the “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the UCC) of the Securities Intermediary in respect of the Cash Collateral Account is New York and (D) all financial assets carried in the Cash Collateral Account will have been duly credited thereto in compliance with Section 8-501 of the UCC.

3.	The Securities Intermediary is instructed to deliver to the Pledgee copies of monthly statements on the Cash Collateral Account.

4.	The Cash Collateral Account will be styled: “[Grantor] Cash Collateral Account for Wells Fargo Bank Northwest, National Association, as Security Trustee”.

5.	All dividends, interest, gains and other profits with respect to the Cash Collateral Account will be reported in the name and tax identification number of the Pledgor.

6.

The Securities Intermediary may not, without the prior written consent of Pledgee, deliver, release or otherwise dispose of the Collateral or any interest therein unless the proceeds thereof are held or reinvested in the Cash Collateral Account as part of the Collateral or applied by Securities Intermediary to the satisfaction of an Unsubordinated Obligation (as defined below) owed to it. Except for such limitation and unless and until the Securities Intermediary receives and has a reasonable period of time to act upon written notice from the Pledgee in the form of Exhibit A hereto which states that Pledgee is exercising exclusive control over the Cash Collateral Account (a “Notice of Exclusive Control”), the Securities Intermediary shall comply with any investment orders or instructions from Pledgor or Issuer concerning the Cash Collateral Account. A Notice of Exclusive Control may be delivered by the Pledgee at any time upon the occurrence and continuance of an Enforcement Event (as defined in the Security Agreement), and shall designate the account, person or other location to which the financial assets in the Cash Collateral Account, and cash dividends, interest, income, earnings and other distributions received with respect thereto, shall thereafter be delivered. As between Pledgor and Pledgee, Pledgee agrees not to deliver a Notice of Exclusive Control until the occurrence of an Enforcement Event (as defined in the Security Agreement) that is continuing. For the avoidance of doubt, Securities Intermediary shall have no responsibility for monitoring or determining whether an Enforcement Event has occurred or is continuing.

7.

The Pledgor authorizes the Securities Intermediary, and the Securities Intermediary agrees, to comply with any entitlement order or instruction from Pledgee concerning the Cash Collateral Account, including an order or instruction directing sale, transfer (to the extent that the Collateral is transferable), release or redemption of all or part of the Collateral and the remittance of the proceeds thereof, if any, to Pledgee or as otherwise

Exh. F-2

instructed by the Pledgee, without further consent by the Pledgor. Securities Intermediary shall have no responsibility or liability to Pledgor for complying with any order or instruction, whether oral or written, concerning the Cash Collateral Account, the Collateral, any interest therein, or the proceeds thereof originated by Pledgee and shall have no responsibility to investigate the appropriateness of any such order or instruction, even if Pledgor notifies Securities Intermediary that Pledgee is not legally entitled to originate any such order or instruction. Securities Intermediary shall have no responsibility or liability to Pledgee for complying with any order or instruction, whether oral or written, concerning the Cash Collateral Account, the Collateral, any interest therein, or the proceeds thereof originated by Pledgor except to the extent such compliance would cause Securities Intermediary to violate (i) paragraph 6 hereof or (ii) written orders or instructions previously received from Pledgee, including without limitation, a Notice of Exclusive Control, but only to the extent Securities Intermediary has had reasonable opportunity to act thereon. Securities Intermediary shall be able to rely upon any notice, order or instruction that it reasonably believes to be genuine. Securities Intermediary shall have no responsibility or liability to Pledgee with respect to the value of the Cash Collateral Account or any of the Collateral. This Agreement does not create any obligation or duty on the part of Securities Intermediary other than those expressly set forth herein.

8.

The Issuer agrees to indemnify and hold the Securities Intermediary, its directors, officers, employees, and agents harmless from and against any and all claims, causes of action, liabilities, losses, lawsuits, demands, damages, costs and expenses, including without limitation court costs and reasonable attorneys’ fees and expenses, that may arise out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by Securities Intermediary’s gross negligence or willful misconduct. The obligations of the Issuer set forth in this paragraph 8 shall survive the termination of this Agreement.

9.

The Securities Intermediary is instructed that the Cash Collateral Account is to remain a “cash account” within the meaning of Regulation T issued by the Board of Governors of the Federal Reserve System. The Securities Intermediary represents that it has not received notice regarding any lien, encumbrance or other claim to the Collateral or the Cash Collateral Account from any other person or entity and has not entered into an agreement with any third party to act on such third party’s instructions without further consent of the Pledgor. The Securities Intermediary further agrees not to enter into any such agreement with any third party.

10.

The Securities Intermediary subordinates to the lien and security interest of the Pledgee any right of setoff, encumbrance, security interest, lien or other claim that it may have against the Collateral, except for any lien, claim, encumbrance or right of set off against the Cash Collateral Account for (i) customary commissions and fees arising from permitted trading activity within the Cash Collateral Account, and (ii) payment owed to Securities Intermediary for open trade commitments for the purchase and/or sale of financial assets in and for the Cash Collateral Account (the “Unsubordinated Obligations”).

Exh. F-3

11.

To the extent a conflict exists between the terms of this Agreement and any account agreement between the Pledgor and the Securities Intermediary, the terms of this Agreement will control, provided that this Agreement shall not alter or affect any mandatory arbitration provision currently in effect between Securities Intermediary and Pledgor.

12.	The terms of this Agreement may not be modified except by a writing signed by all parties hereto.

13.

Securities Intermediary reserves the right, unilaterally, to terminate this Agreement, such termination to be effective thirty (30) days after written notice thereof is given to Pledgor and Pledgee. At the end of such thirty (30) day period, Securities Intermediary will deliver all assets held in the Cash Collateral Account to Pledgee unless Pledgee and Pledgor deliver joint instructions to Securities Intermediary during such thirty (30) day period to deliver or transfer the assets held in the Cash Collateral Account to another party or securities intermediary. In the event that it is not possible or practicable, in the judgment of the Securities Intermediary, to transfer the Collateral or deliver the Collateral to any other party, the Securities Intermediary will sell such assets and deliver the proceeds according to the instructions provided by the Pledgee or the joint instructions given by the Pledgee and Pledgor. Nothing set forth in this paragraph 13 shall be deemed to limit the right of Pledgee to issue orders or instructions to the Securities Intermediary pursuant to paragraph 6 hereof. Pledgee and Pledgor may terminate this Agreement by giving joint notice to Securities Intermediary. Termination shall not affect any of the rights or liabilities of the parties hereto incurred before the date of termination.

14.

This Agreement and the Security Agreement set forth the entire agreement of the parties hereto with respect to the subject matter hereof, and, subject to paragraph 10 above, supersedes any prior agreement and contemporaneous oral agreements of the parties concerning its subject matter.

15.

Except as otherwise expressly provided herein, any notice, order, instruction, request or other communication required or permitted to be given under this Agreement shall be in writing and may be delivered in person, sent by facsimile or other electronic means if electronic confirmation of error free receipt is received, or sent by United States mail, postage prepaid, addressed to the party at the address set forth below.

16.

The Securities Intermediary will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of the Securities Intermediary, if (i) such failure or delay is caused by circumstances beyond the reasonable control of the Securities Intermediary, including without limitation legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, terrorism, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communication or transmission facilities, equipment failure, or act, negligence or default of Pledgor or (ii) such failure or delay resulted from Securities Intermediary’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

Exh. F-4

17.

Issuer agrees to pay Securities Intermediary, upon receipt of Securities Intermediary’s invoice, all reasonable costs, expenses and attorneys’ fees incurred in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder). Issuer agrees to pay Securities Intermediary, upon receipt of Securities Intermediary’s invoice, all reasonable costs, expenses and attorneys’ fees incurred by Securities Intermediary in connection with the enforcement of this Agreement or any instrument or agreement required hereunder, including without limitation any reasonable costs, expenses, and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Securities Intermediary’s rights hereunder in a case arising under Title 11, United States Code. This paragraph 17 shall survive termination of this Agreement.

18.

Notwithstanding any of the other provisions of this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Pledgor, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Pledgor, Securities Intermediary may act as Securities Intermediary deems necessary to comply with all applicable provisions of governing statutes and Pledgor shall not assert any claim against Securities Intermediary for so doing.

19.

If any term or provision of this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

20.	This Agreement may be executed in counterparts, each of which shall be an original, and all of which shall constitute one and the same agreement.

21.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement, and all issues concerning the relationship of the parties and the enforcement of the rights and duties of the parties, will be governed by, and construed in accordance with, the laws of the State of New York (without reference to conflict of laws principles (with the exception of 5-1401 and 5-1402 of the New York General Obligations Law)).

*          *          *          *           *           *

Exh. F-5

          IN WITNESS WHEREOF, the Pledgor and the Pledgee have agreed to the terms of this Agreement as of the date indicated above.

PLEDGOR:	PLEDGEE:

[_______] [INSERT IF APPLICABLE:, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement]	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Security Trustee

By:	By:

Name:	Name:

Title:	Title:

Telephone No.:	Telephone No.:

Address: [*]	Address: 260 North Charles Lindbergh Drive MAC: U1240-026 Salt Lake City, Utah 84116 Attention: Corporate Trust Services Facsimile No. (801) 246-7142

Exh. F-6

Acknowledged and Agreed to:

SECURITIES INTERMEDIARY

[_______]

By:

Name:

Title:

Date:

[Address]

Exh. F-7

THE UNDERSIGNED HEREBY AGREES TO BE BOUND BY AND PERFORM THE OBLIGATIONS OF THE “ISSUER” PROVIDED FOR IN THIS AGREEMENT.

GENERAL ELECTRIC CAPITAL CORPORATION

By:

Name:

Title:

Exh. F-8

Exhibit A

[Letterhead of the Pledgee]

[Date]

BY FACSIMILE TRANSMISSION AND CERTIFIED MAIL

[Securities Intermediary]

Re: Account No. [●]

NOTICE OF EXCLUSIVE CONTROL

Ladies and Gentlemen:

As referenced in the Account Control Agreement, dated as of [●], [●], among [_________], as Pledgor, Wells Fargo Bank Northwest, National Association, as Security Trustee for the Secured Parties, as Pledgee, and ______________, as Securities Intermediary, we hereby give you notice of our exclusive control over securities account number [●] (the “Cash Collateral Account”) and all financial assets credited thereto. You are hereby instructed not to accept any direction, instruction or entitlement order with respect to the Cash Collateral Account or the financial assets credited thereto from any person other than the undersigned.

You are hereby instructed to [deliver][invest] the financial assets in the Cash Collateral Account and cash dividends, interest, income, earning, and other distributions received with respect thereto, as follows:

[____________________________
____________________________
____________________________
____________________________]

Very truly yours,

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION., as Security Trustee

By:

Name:

Title:

cc:	General Electric Capital Corporation

Exh. F-9